                                                                   EXHIBIT 10.27


                                 LEASE AGREEMENT
                             BASIC LEASE INFORMATION



LEASE DATE:                            March 24, 1998

LANDLORD:                              W9/LNP Real Estate Limited Partnership,
                                       a Delaware limited partnership

LANDLORD'S ADDRESS:                    c/o LPC MS, Inc.
                                       6480 Weathers Place, Suite 245
                                       San Diego, California  92121

TENANT:                                ViaSat, Inc.,
                                       a Delaware corporation

TENANT'S ADDRESS:                      2290 Cosmos Court
                                       Carlsbad, California  92009-1585

PREMISES:                              The Premises consists of (i) certain real property located on El Camino Real, Carlsbad,
                                       California containing approximately thirteen (13) acres of land ("Land"), which Land shall be a separate, independent tax parcel and, when approved by the City, a separate legal parcel and (ii) certain Improvements (defined herein) to be constructed by Landlord thereon consisting, in part, of three (3) buildings ("Buildings") containing a total of approximately
                                       180,000 square feet.  The term "Premises" shall not mean the Premises into which Tenant may expand, as more particularly set forth in Addendum 2 to this Lease.  The Premises are part of approximately 49 acre parcel being developed by Landlord for commercial/industrial uses
                                       (the "Park").

PREMISES ADDRESS:                      To be assigned after Substantial Completion of the Improvements (on El Camino Real, Carlsbad,
                                       California)

TERM:                                  Ten (10) years, as more particularly set forth in Section 2 and Exhibit B of this Lease plus any extension options as set forth in Addendum 1 of this Lease

BASE RENT (Paragraph 3):               Base Rent is more particularly set forth in Section 3 of this Lease

ADJUSTMENTS TO BASE RENT:              Base Rent shall be adjusted as more particularly set forth in Addendum 3 to this Lease

SECURITY DEPOSIT (Paragraph 4):        An initial Security Deposit of One Hundred Thousand Dollars ($100,000.00), which Security
                                       Deposit shall be increased and may be decreased as more particularly set forth in Section 4 of this Lease

PERMITTED USES (Paragraph 9):          Office headquarters, manufacturing, warehouse, and research and development and, incidental to the aforementioned uses, a day care facility, cafeteria and recreational and sports facilities for Tenant's employees and for satellite antennas and dishes (as more particularly set forth in and subject to the terms of Section 42 of this Lease) but only to the extent permitted by the City of Carlsbad and all agencies and governmental authorities having jurisdiction thereof and for no other purposes whatsoever.

EXCLUSIVE PARKING SPACES:              Seven Hundred Twenty (720) exclusive spaces

BROKER (Paragraph 38):                 Business Real Estate Brokerage Company for Tenant and
                                       Colliers Iliff Thorn for Landlord

EXHIBITS:                              Exhibit A -     Premises
                                       Exhibit B -     Work Letter
                                       Exhibit C -     Rules and Regulations
                                       Exhibit D -     Covenants, Conditions and Restrictions
                                       Exhibit E -     Hazardous Materials Disclosure Certificate - Example
                                       Exhibit F -     Change of Commencement Date - Example
                                       Exhibit G -     Tenant's Initial Hazardous Materials Disclosure Certificate

ADDENDA:                               Addendum 1:     Options to Extend
                                       Addendum 2:     Expansion Options
                                       Addendum 3:     Base Rent Adjustment
                                       Addendum 4:     Right of First Offer to Purchase

                                TABLE OF CONTENTS



SECTION                                                                       PAGE
-------                                                                       ----

 1.     PREMISES...............................................................3
 2.     ADJUSTMENT OF COMMENCEMENT DATE; CONDITION OF THE PREMISES;
        TERMINATION RIGHT OF TENANT............................................3
 3.     RENT...................................................................4
 4.     SECURITY DEPOSIT.......................................................5
 5.     TENANT IMPROVEMENTS....................................................5
 6.     ADDITIONAL RENT........................................................7
 7.     UTILITIES.............................................................10
 8.     LATE CHARGES..........................................................10
 9.     USE OF PREMISES.......................................................10
10.     ALTERATIONS AND ADDITIONS; AND SURRENDER OF PREMISES..................11
11.     REPAIRS AND MAINTENANCE...............................................12
12.     INSURANCE.............................................................13
13.     WAIVER OF SUBROGATION.................................................15
14.     LIMITATION OF LIABILITY AND INDEMNITY.................................15
15.     ASSIGNMENT AND SUBLEASING.............................................16
16.     AD VALOREM TAXES......................................................18
17.     SUBORDINATION.........................................................18
18.     RIGHT OF ENTRY........................................................19
19.     ESTOPPEL CERTIFICATE..................................................19
20.     TENANT'S DEFAULT......................................................19
21.     REMEDIES FOR TENANT'S DEFAULT.........................................20
22.     HOLDING OVER..........................................................21
23.     LANDLORD'S DEFAULT....................................................21
24.     PARKING...............................................................21
25.     SALE OF PREMISES......................................................21
26.     WAIVER................................................................21
27.     CASUALTY DAMAGE.......................................................22
28.     CONDEMNATION..........................................................23
29.     ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS.............................24
30.     FINANCIAL STATEMENTS..................................................27
31.     GENERAL PROVISIONS....................................................27
32.     SIGNS.................................................................28
33.     MORTGAGEE PROTECTION..................................................28
34.     QUITCLAIM.............................................................29
35.     INTENTIONALLY OMITTED.................................................29
36.     WARRANTIES OF TENANT..................................................29
37.     COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT.......................29
38.     BROKERAGE COMMISSION..................................................29
39.     QUIET ENJOYMENT.......................................................30
40.     LANDLORD'S ABILITY TO PERFORM TENANT'S UNPERFORMED OBLIGATIONS........30
41.     TENANT'S ABILITY TO PERFORM LANDLORD'S UNPERFORMED OBLIGATIONS........30
42.     SATELLITE DISH........................................................30

                                 LEASE AGREEMENT



DATE: This Lease is made and entered into as of the Lease Date set forth on Page 1. The Basic Lease Information set forth on Page 1 and this Lease are and shall be construed as a single instrument.


1. PREMISES: Landlord hereby leases the Premises on an exclusive basis to Tenant upon the terms and conditions contained herein, subject to the terms of this Lease. The term "Premises" as used herein shall mean and refer to the Buildings and the Land upon which the Buildings are situated. Landlord and Tenant hereby agree that for purposes of this Lease, as of the Lease Date, the rentable square footage area of the Buildings shall be deemed to be the number of rentable square feet set forth in the Basic Lease Information on Page 1; provided, however, within thirty (30) days after the date on which Landlord causes the Improvements of each of the Buildings to be Substantially Completed (as such term is defined in Exhibit B hereto), Landlord shall deliver to Tenant the actual square footage of the Land and the rentable square feet contained within the Buildings. Tenant may have its architect verify the actual square footage of the Land and the rentable square feet contained within the Buildings, provided that the basis of such measurement of the Buildings shall be measured from drip line to drip line. Landlord and Tenant hereby acknowledge and agree that as of the Lease Date the Buildings have not been constructed on the Land. After Landlord has Substantially Completed the Improvements, Landlord and Tenant shall execute a written amendment to this Lease, substantially in the form of Exhibit F hereto, wherein the parties shall specify the following: (i) the actual square footage of the Land; (ii) the rentable square feet contained within the Buildings; (iii) the actual amount of Base Rent to be paid by Tenant, which shall be based upon the amount of Base Rent per rentable square foot as set forth in this Lease; and (iv) the Premises Addresses. Such measurement at Substantial Completion shall be final.

2. COMMENCEMENT DATE; CONDITION OF THE PREMISES; TERMINATION RIGHT OF TENANT:

        2.1 The Term of the Lease shall be a period of ten (10) years commencing upon the earlier to occur of the following ("Commencement Date") and, except as set forth in Addendum 2 to this Lease, expiring ten (10) years thereafter ("Expiration Date"): (i) the date Tenant commences business operations at the Premises, or (ii) Substantial Completion of the Improvements (as defined in Exhibit B) for all of the Buildings. In no event shall the Commencement Date be prior to January 10, 1999, unless Tenant has commenced conducting its business operations at the Premises prior to that date.

        2.2 Landlord shall construct the Improvements (as defined in Exhibit B) as more particularly set forth in Exhibit B. If the Improvements (as defined in Exhibit B) for all of the Buildings are not Substantially Complete (as defined in Exhibit B) on or before July 10, 1999, (i) Landlord agrees to use reasonable efforts to Substantially Complete the Improvements for all of the Buildings as soon as practicable thereafter, (ii) the Lease shall remain in full force and effect, (iii) Landlord shall not be deemed to be in breach or default of the Lease as a result thereof and Landlord shall, except as set forth below, have no liability to Tenant as a result of any delay in occupancy (whether for damages, abatement of all or any portion of the rent, or otherwise). Subject to Force Majeure Delays (as defined is Exhibit B) or Tenant Caused Delays (as defined in Exhibit B), Landlord shall cause Substantial Completion of all of the Buildings to occur no later than September 10, 1999 or for each day of delay thereafter, Landlord shall pay to Tenant liquidated damages in the amount of Two Thousand Dollars ($2,000.00); provided, however, Landlord shall have the right to extend such date by one (1) day for each day after July 10, 1999 that Landlord shall not have received all permits and approvals necessary for construction of all of the Buildings and such liquidated damages amount shall not be applicable to such days of delay. Tenant shall also have the right to extend the Term for two (2) consecutive periods of three (3) years each as more particularly set forth in Addendum 1 to this Lease. The Lease Term and the obligation to pay Rent shall commence on the Commencement Date. Landlord and Tenant shall execute a written amendment to this Lease, substantially in the form of Exhibit F hereto, wherein the parties shall specify the actual commencement date, expiration date and the date on which Tenant is to commence paying Rent. The word "Term" whenever used herein refers to the initial term of this Lease and any extension thereof. Except as otherwise expressly set forth in this Lease, Tenant hereby acknowledges and agrees that neither Landlord nor Landlord's agents or representatives has made any representations or warranties as to the suitability, safety or fitness of the Premises for the conduct of Tenant's business, Tenant's intended use of the Premises or for any other purpose. Notwithstanding the foregoing, within three (3) business days after the Substantial Completion (as such term is defined in Exhibit B hereto) of the Tenant Improvements for each of the Buildings representatives of Landlord and Tenant shall make a joint inspection of Improvements and the results of each such inspection shall be set forth in a written list specifying the incomplete items as well as those items for which corrections need to be made to the Improvements (the "Punchlist Items"). Landlord and Tenant shall promptly (by no later than three (3) business days thereafter) and in good faith approve or disapprove the written list of Punchlist Items. Landlord, at its sole cost and expense, shall use commercially reasonable efforts to cause the Punchlist Items to be promptly completed and/or corrected, as applicable. The performance of the work associated with the Punchlist Items shall be performed in such a manner so as not to preclude or substantially prevent Tenant's conduct of its operations in the Premises. Upon the completion of the Punchlist Items to Tenant's reasonable satisfaction Tenant shall immediately notify Landlord in writing that such items have been completed to Tenant's reasonable satisfaction. In addition to the Punchlist Items, Landlord shall also use commercially reasonable efforts to cause the Project Contractor to correct any other deficiencies or defects in the Improvements during the ninety (90) day period following Substantial Completion of all of the Improvements in the Buildings. If Tenant fails to timely deliver to Landlord any such written notice of the aforementioned patent defects or deficiencies within said 90-day period, Landlord shall have no obligation to perform any such work thereafter, except as otherwise specifically provided in this Lease; provided, however, subject to the terms of Landlord's agreement with the Project Contractor (as defined in Exhibit B), Tenant shall have the right, concurrently with Landlord (if Landlord so desires, otherwise separately) to make a claim against Landlord's Project Contractor for patent or latent defects in the design or construction of the Improvements for any general applicable warranty period. Tenant shall also have the right to enforce, concurrently with Landlord, any warranties made or given to Landlord from the Project Contractor and major subcontractors. Upon final completion of Punchlist Items and acceptance by Tenant, all further obligations for repair, maintenance and replacement of the Improvements shall be controlled under Section 11 of this Lease.

        2.3 TERMINATION RIGHTS. Tenant shall have the right to terminate this Lease in the event Landlord shall not commence demolishing the existing improvements on the Land on or before May 1, 1998, which date shall be extended one (1) day for each day of Force Majeure Delays (as defined in Exhibit B). Tenant must exercise such right, if at all, on or before May 10, 1998 or such right shall be null and void and of no further force or effect. In the event of the proper termination of this Lease by Tenant, Landlord shall promptly return the portion of the Security Deposit then deposited with Landlord and neither party shall have any further obligation or liability to the other.

3. RENT:

        3.1 DEFINITION OF BASE RENT: The initial monthly Base Rent is $1.062 per square foot. This includes a Tenant Improvement Allowance (as defined in Exhibit
B) of $26.00 per square foot, as more particularly described in Section 4.1 of Exhibit B to this Lease. The initial monthly Base Rent may decrease if the actual TI Costs (as defined in Exhibit B) are less than $26.00 per square foot; provided, however, the maximum amount that the initial monthly Base Rent may decrease is by $.037 per square foot per month, which is the difference, on a monthly basis, between $26.00 per square foot and $22.00 per square foot for TI Costs; and, provided further, the initial monthly Base Rent shall not decrease due to certain Tenant Changes (as defined in Exhibit B) the cost of which may be deducted from the Tenant Improvement Allowance as more particularly described in Sections 3.6.3 and 4.1 of Exhibit B. In other words, as more particularly described in Section 4.1 of Exhibit B to this Lease, in no event shall the TI Costs be less than $22.00 per square foot. In the event actual TI Costs are less than $26.00 per square foot, the reduction in initial monthly Base Rent is calculated by (i) taking the amount that such actual TI Costs are less than $26.00 per square foot (but not less than $22.00 per square foot) ("Savings"),
(ii) multiplying the Savings by an amount equal to eleven percent (11%) of such Savings and (iii) dividing the quotient in (ii) above by twelve (12) (the number of months in a year). For example, if the actual TI Costs equal $24.00 per square foot, the Savings is $2.00 and the reduction in initial monthly Base Rent is calculated as follows: $2.00 x .11 = .22 (DIVIDED BY) 12 = $0.018. The initial monthly Base Rent is reduced by $0.018 per square foot per month or, to $1.044 per square foot per month.

If the actual TI Costs are more than $26.00 per square foot, Tenant may elect to amortize the actual TI Costs in excess of $26.00 per square foot up to the maximum amount of $35.00 per square foot (the "Amortized TI Costs"). The Amortized TI Costs shall be repaid to Landlord in the form of increases to the initial monthly Base Rent in the following manner: the actual TI Costs over $26.00 per square foot, but less than $32.51 (an amount equal to $6.50 per square foot) shall increase the Base Rent at the interest rate of eleven percent (11%) per annum; and the actual TI Costs over $32.50, but less than $35.01 (an amount equal to $2.50 per square foot ) shall be fully amortized at the interest rate of eleven percent (11%) per annum. For example, if (a) if the actual TI Costs are $28.00 per square foot, the initial monthly Base Rent shall increase to the amount of $1.08 per square foot per month as follows: $2.00 x 11% (DIVIDED BY) 12 = $0.018 + $1.062 = $1.08; or (b) if the actual TI Costs are $34.00 per square foot, the initial monthly Base Rent shall increase to the amount of $1.142 per square foot per month as follows: ($6.50 x 11% = .715 (DIVIDED BY) 12 = $.06) PLUS ($1.50 fully amortized over the initial Term of one hundred twenty (120) months at 11% equals $0.02 per square foot per month) = $1.142 ($1.062 + $0.06 + $0.02) per square foot per month.

        3.2 PAYMENT OF RENT: On the date that Tenant executes this Lease, Tenant shall deliver to Landlord the original executed Lease and One Hundred Thousand Dollars ($100,000.00) of the Security Deposit. Insurance certificates evidencing the liability insurance required to be obtained by Tenant under Section 12 of this Lease shall be delivered to Landlord prior to Tenant entering onto the Premises. Tenant agrees to pay Landlord, without prior notice or demand, or abatement, offset, deduction or claim (except as otherwise provided in this Lease), the Base Rent specified herein, payable in advance at Landlord's address specified in the Basic Lease Information on the Commencement Date and thereafter on the first (1st) day of each month throughout the balance of the Term of the Lease. In addition to the Base Rent set forth herein, Tenant shall pay Landlord in advance on the Commencement Date and thereafter on the first
(1st) day of each month throughout the balance of the Term of this Lease the Operating Expenses, Utility Expenses, (if any) and any Common Area Expenses as set forth in Section 6.3 of this Lease, as Additional Rent. In the event of a default by Tenant, Tenant shall also pay to Landlord as Additional Rent hereunder, within thirty (30) days of Landlord's written demand therefor, any and all reasonable costs and expenses incurred by Landlord to enforce the provisions of this Lease, including, but not limited to, costs associated with the delivery of notices, delivery and recordation of notice(s) of default, attorneys' fees, expert fees, court costs and filing fees (collectively, the "Enforcement Expenses"). In addition, Tenant shall pay directly to the appropriate vendor all operating costs which are separately metered or separately contracted for by Tenant. The term "Rent" whenever used herein refers to the aggregate of all these amounts. If Landlord permits Tenant to occupy the Premises without requiring Tenant to pay rental payments for a period of time, the waiver of the requirement to pay rental payments shall only apply to waiver of the Base Rent and Tenant shall otherwise perform all other obligations of Tenant required hereunder. The Rent for any fractional part of a calendar month at the commencement or termination of the Lease term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month. The prorated Rent shall be paid on the Commencement Date and the first day of the calendar month in which the date of termination occurs, as the case may be.

4. SECURITY DEPOSIT: Upon Tenant's execution of this Lease, Tenant shall deliver to Landlord, as a Security Deposit for the performance by Tenant of its obligations under this Lease, One Hundred Thousand Dollars ($100,000.00). On or within five (5) days after Landlord notifies Tenant that all permits are ready to be issued for commencement of construction of the Shell Improvements for the Premises, Tenant shall deliver to Landlord an additional security deposit of One Hundred Thousand Dollars ($100,000.00). Provided there shall have occurred no default during the initial Term, Tenant's net income shall not have decreased more than Two Million Dollars ($2,000,000.00) on an annual basis and Tenant's net worth shall not have decreased, One Hundred Thousand Dollars ($100,000.00) of the Security Deposit shall be returned to Tenant upon the commencement of the twenty-fifth (25th) month of the initial Term and Fifty Thousand Dollars ($50,000.00) of the Security Deposit shall be returned to Tenant every two (2) years thereafter until the Security Deposit is exhausted. However, Tenant shall be obligated to increase the Security Deposit to Two Hundred Thousand Dollars ($200,000.00) in the event Tenant's net worth declines or net income declines more than Two Million Dollars ($2,000,000.00) on an annual basis. In the event the TI Costs exceed $26.00 per square foot for the Premises, the Security Deposit shall be increased (in excess of Two Hundred Thousand Dollars ($200,000.00)) by an amount equal to five percent (5%) of the amount by which such TI Costs exceed $26.00 per square foot for such Premises. If Tenant is in default, Landlord may, but without obligation to do so, use the Security Deposit, or any portion thereof, to cure the default or to compensate Landlord for all damages sustained by Landlord resulting from Tenant's default, including, but not limited to the Enforcement Expenses. Tenant shall, within ten
(10) days of Landlord's written demand, pay to Landlord a sum equal to the portion of the Security Deposit so applied or used so as to replenish the amount of the Security Deposit held to increase such deposit to the amount initially deposited with Landlord. Within thirty (30) days after the termination of this Lease, Landlord shall return the Security Deposit to Tenant, less such amounts as are reasonably necessary to remedy Tenant's default(s) hereunder or to otherwise restore the Premises to a clean and safe condition, reasonable wear and tear excepted. If the cost to restore the Premises exceeds the amount of the Security Deposit, Tenant shall promptly deliver to Landlord any and all of such excess sums as reasonably determined by Landlord. Landlord shall not be required to keep the Security Deposit separate from other funds, and, unless otherwise required by law, Tenant shall not be entitled to interest on the Security Deposit. In no event or circumstance shall Tenant have the right to any use of the Security Deposit and, specifically, Tenant may not use the Security Deposit as a credit or to otherwise offset any payments required hereunder, including, but not limited to, Rent or any portion thereof.

5. TENANT IMPROVEMENTS, ACCESS AND TENANT'S PRE-OCCUPANCY WORK:

          5.1 Landlord shall install and construct the Tenant Improvements (as such term is defined in Exhibit B hereto) in accordance with the terms, conditions, criteria and provisions set forth in Exhibit B. Except for completion of the Punch-List Items, the defects and deficiencies to be corrected during the ninety (90) day time period set forth in Section 2.2 above, and Tenant's right to enforce any warranties and make a claim against the Project Contractor set forth in Section 2.2 above, Tenant shall accept the Premises as suitable for Tenant's use and as being in good operating order, condition and repair, "AS-IS." Landlord and Tenant hereby agree to and shall be bound by the terms, conditions and provisions of Exhibit B. Any exception to the foregoing provisions must be made by express written agreement by both parties.

          5.2 ACCESS TO THE PREMISES: Tenant and Tenant's Representatives (as defined in Section 9 below) shall have access to the Premises during construction of the Improvements to assure themselves that construction is in conformance with final plans and specifications for the Improvements; provided,
(i) such access shall be subject to the terms of Section 5.3 below and (ii) in the event any such persons interfere and/or delay construction in any manner, form or means, such interference and/or delay shall be a Tenant



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

Delay, which shall extend the Commencement Date by one (1) day for each day of such interference and/or delay and no payment of liquidated damages shall be paid to Tenant due to such delay of the Commencement Date.

          5.3 TENANT'S PRE-OCCUPANCY WORK: Tenant shall have access to the Premises commencing thirty (30) days prior to the Commencement Date to allow Tenant to do other work required by Tenant to make the Premises ready for Tenant's use and occupancy (the "Tenant's Pre-Occupancy Work") upon the following conditions:

                     5.3.1 Tenant shall give to Landlord a written request to have such access not less than three (3) business days prior to the date on which such proposed access will first commence (the "Access Notice"). The Access Notice shall contain or be accompanied by each of the following items, all in form and substance reasonably acceptable to Landlord: (i) a detailed description of and schedule for Tenant's Pre-Occupancy Work; (ii) the names and addresses of all contractors, subcontractors and material suppliers and all other representatives of Tenant who or which will be entering the Premises on behalf of Tenant to perform Tenant's Pre-Occupancy Work or will be supplying materials for such work, and the approximate number of individuals, itemized by trade, who will be present in the Premises; (iii) copies of all contracts, subcontracts, material purchase orders, plans and specifications pertaining to Tenant's Pre-Occupancy Work; (iv) copies of all licenses and permits required in connection with the performance of Tenant's Pre-Occupancy Work; and (v) certificates of insurance (in amounts reasonably satisfactory to Landlord and with the parties identified in, or required by, the Lease named as additional insureds).

                     5.3.2 Such pre-term access by Tenant and Tenant's employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall be subject to reasonable scheduling by Landlord.

                     5.3.3 Tenant's employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, materially interfere with Landlord or Landlord's agents or representatives in performing the work required to install and/or construct the Tenant Improvements and any additional work, Landlord's work in other areas of the Buildings or the Park, or the general operation of the Buildings, such interference to be deemed a "Tenant-Caused Delay" under Exhibit B to this Lease. If at any time any such person representing Tenant shall not be cooperative or shall otherwise cause or threaten to cause any such disharmony or interference, including, without limitation, labor disharmony, and Tenant fails to promptly institute and maintain corrective actions as directed by Landlord, then Landlord may revoke such license upon twenty-four (24) hours' prior written notice to Tenant.

                     5.3.4 Any such entry into and occupancy of the Premises or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease as set forth above in Section 2 of this Lease. Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant's Pre-Occupancy Work made in or about the Premises or to any property placed therein prior to the commencement of the term of the Lease, the same being at Tenant's sole risk and liability. Tenant shall be liable to Landlord for any damage to any portion of the Premises, the Improvements or the additional work related to any Tenant Changes caused by Tenant or any of Tenant's employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees. In the event that the performance of Tenant's Pre-Occupancy Work causes extra costs to be incurred by Landlord or requires the use of other Building services, such extra costs shall be treated in the same manner as a Tenant Change.

                     5.3.5 Tenant shall be solely responsible for the security of its property or equipment stored in the Premises, except for Landlord's gross negligence or willful misconduct.

                     5.3.6 In consideration for Landlord permitting Tenant to access the Premises prior to the Commencement Date, Tenant shall indemnify and hold Landlord harmless from and against any and all claims, losses or damages arising from (i) the use of the Premises or any portion thereof, by Tenant or Tenant's Representatives or from any activity permitted or suffered by Tenant or Tenant's Representatives in or about the Premises, and (ii) any breach or default in the performance of any obligation on Tenant's part to be performed under the Lease, or arising from any act or negligence of Tenant or Tenant's Representatives, and from and against any and all costs, attorney's fees, expenses and liabilities incurred in connection with such claim or any such action or proceeding; provided, however, Tenant shall not be liable for damage or injury occasioned by the gross negligence or willful misconduct of Landlord and its designated agents or employees, unless covered by insurance Tenant is required by the Lease to maintain. In no event shall Landlord be liable for any claims, damages, or losses of any nature incurred or suffered by Tenant or Tenant's Representatives, or any other person in or about the Premises, arising during the period covered by this Section 5.3.6, except to the extent such claims, damages or losses arise from the gross negligence or willful misconduct of Landlord (provided, however, in no event shall Landlord be liable for consequential damages).



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

6. ADDITIONAL RENT : Except as otherwise expressly set forth in this Lease it is intended by Landlord and Tenant that this Lease be a "Triple Net Lease," Tenant shall pay directly any and all costs and expenses associated with the use, operation, management, repair and occupancy of the Premises. All other costs and expenses described in this Section 6 and all other sums, charges, costs and expenses specified in this Lease other than Base Rent are to be paid by Tenant to Landlord as additional rent (collectively, "Additional Rent").

          6.1 LANDLORD'S OPERATING EXPENSES: In addition to the Base Rent set forth in Section 3, Tenant shall pay to Landlord all Landlord's Operating Expenses as Additional Rent. The term "Operating Expenses" as used herein shall mean the total amounts paid or payable by Landlord in connection with the following:

                     6.1.1 Landlord's annual cost of insurance (which shall be at commercially competitive rates) insuring against fire and extended coverage (including, if Landlord elects, "all risk" or "special purpose" coverage) and all other insurance, including, but not limited to, earthquake, flood and/or surface water endorsements reasonably apportioned by Landlord to the Premises, rental value insurance against loss of Rent in an amount equal to the amount of Rent for a period of at least six (6) months commencing on the date of loss, and subject to the provisions of Section 27 below, any deductible;

                     6.1.2 Landlord's cost of: (i) modifications and/or new improvements to the Buildings and/or Common Area occasioned by any laws or regulations effective subsequent to the date on which the Buildings were originally constructed; (ii) reasonably necessary replacement improvements to the Buildings and/or Common Area after the Lease Date; and (iii) new improvements to the Buildings and/or Common Area that reduce operating costs or improve life/safety conditions, all as reasonably determined by Landlord; provided, however, if any of the foregoing are in the nature of capital improvements, then the cost of such capital improvements shall be amortized on a straight-line basis over a reasonable period, which shall not be less than the lesser of fifteen (15) years or the reasonably estimated useful life of such modifications, new improvements or replacement improvements in question (with interest at a rate reasonably determined by Landlord), and Tenant shall pay the monthly amortized portion of such costs (including interest charges) as part of the Operating Expenses herein;

                     6.1.3 Landlord's cost for the management and administration of the Premises and Common Area, including without limitation, a property management fee, accounting, auditing, billing, salaries for clerical and supervisory employees and all fees, licenses and permits related to the ownership, operation and management of the Premises and Common Area in an amount not to exceed one and one-half percent (1-1/2%) of the Base Rent, plus Landlord's Operating Expenses reimbursed to Landlord by Tenant under Sections 6.1.1, 6.1.2, 6.1.4, 6.2, 6.3, and 7 (but excluding for purposes of calculating this sum, the costs described in this Section 6.1.3).

                     6.1.4 Any other replacements, not within the scope of Sections 6.1.2 or 11.2.3, which under customary practices in the industry would be considered to be "capital expenditures," shall be paid ninety percent (90%) by Landlord and ten percent (10%) by Tenant (Tenant shall pay such amounts within thirty (30) days of receipt of written demand therefor); provided, however the ninety percent (90%) paid by Landlord for the costs of such capital expense shall be reimbursed by Tenant to Landlord in accordance with the reimbursement formula set forth in Section 6.1.2 of this Lease.

          Notwithstanding anything to the contrary contained herein, for purposes of this Lease, the term "Operating Expenses" shall not include the following:

                                (a) Legal and auditing fees (other than those
fees reasonably incurred in connection with the maintenance and operation of the Buildings and/or Common Area), leasing commissions, advertising expenses, and other costs incurred in connection with the original development or original leasing of the Buildings and/or Common Area or future re-leasing of the Buildings and/or Common Area;

                                (b) Depreciation of the Buildings or any other
improvements situated within the Park;

                                (c) Any items for which Landlord is actually
reimbursed by insurance;

                                (d) Costs of repairs or other work necessitated
by fire, windstorm or other casualty and/or costs of repair or other work necessitated by the exercise of the right of eminent domain to the extent insurance proceeds or a condemnation award, as applicable, is actually received by Landlord for such purposes; provided (i) such costs of repairs or other work shall be paid by the parties in accordance with the provisions of Sections 27 and 28 below and (ii) a commercially reasonable deductible under any such insurance policies shall be included as an Operating Expense if paid by Landlord;

                                (e) Other than any interest charges for capital
improvements referred to in



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

Section 6.1.3 hereinabove, any interest or payments on any financing for the Buildings or the Common Area, interest and penalties incurred as a result of Landlord's late payment of any invoice (provided that Tenant pays Operating Expenses, Tax Expenses and Tenant's Share of Common Area Expenses to Landlord when due as set forth herein), and any bad debt loss, rent loss or reserves for same;

                                (f) Costs associated with the investigation
and/or remediation of Hazardous Materials (hereafter defined) present in, on or about the Premises and/or Common Area, unless such costs and expenses are the responsibility of Tenant as provided in Section 29 of this Lease, in which event such costs and expenses shall be paid solely by Tenant in accordance with the provisions of Section 29 of this Lease;

                                (g) Landlord's cost for the replacement items
set forth in Section 11.2.3 below; and

                                (h) Costs for services performed or materials
provided by Landlord or affiliates of Landlord to the extent such costs exceed those amounts which would otherwise be paid to independent third parties in an arms-length transaction;

                                (i) rental payments and any related costs
pursuant to any ground lease of land underlying all or any portion of the Premises and/or Common Area;

                                (j) any costs, fees, dues, contributions or
similar expenses for political, charitable, industry association or similar organizations;

                                (k) amortization on any mortgage or mortgages or
any other debt instrument made by Landlord encumbering the Premises and/or Common Area;

                                (l) marketing costs, including leasing
commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Buildings, including bad debt expenses, attorneys' fees and other costs and expenditures incurred in connection with disputes with present or prospective tenants or other occupants of the Buildings;

                                (m) real estate brokers' leasing commissions;

                                (n) costs incurred by Landlord due to the
violation solely by Landlord or any tenant, including Tenant, of the terms and conditions of any lease of space in the Buildings;

                                (o) Landlord's general corporate overhead and
general administrative expenses, including, but not limited to, salaries of officers and executives of Landlord;

                                (p) advertising and promotional expenditures,
and costs of signs identifying the owner of the Buildings or other tenants' signs;

                                (q) legal and accounting fees for preparation of
Landlord's business documents, including the preparation of any and all tax returns;

                                (r) costs incurred by Landlord in the original
development and/or original construction of the Park, Premises and/or Common Area for "tap fees" or sewer or water connection fees of the Park, Premises and/or Common Area; and

                                (s) any fines, costs, penalties or interest
resulting from the gross negligence or willful misconduct of the Landlord or its agents, contractors or employees.

          6.2 TAX EXPENSES: In addition to the Base Rent set forth in Section 3, Tenant shall pay to Landlord (and Landlord shall pay the Tax Collector prior to delinquency) one hundred percent (100%) of all real property taxes applicable to the Premises (except as otherwise set forth below), all personal property taxes now or hereafter assessed or levied against the Premises or Tenant's personal property and subject to this Section 6.2, any increases in real property taxes and assessments attributable to any and all alterations, tenant improvements (including, but not limited to, the Tenant Improvements) or other improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant; provided, however, (a) during the first (1st) year of the initial Term, Tenant shall not pay any increase in real property taxes and assessments attributable to a "Change in Ownership" which may occur during such first (1st) year of the initial Term, (b) during the second (2nd) year of the initial Term, in the event of a "Change in Ownership" during the first (1st) or second (2nd) years of the initial Term, Tenant shall pay fifty percent (50%) of any real property taxes and assessments attributable to such

"Change in Ownership" plus the annual two percent (2%) adjustment as and when such adjustment becomes effective, and (c) thereafter, Tenant shall pay all real property taxes and assessments attributable to a "Change in Ownership." The term "Tax Expenses" shall mean and include, without limitation, any form of tax and assessment (general, special, supplemental, ordinary or extraordinary), including the existing City of Carlsbad Community Facilities Districts commercial rental tax, payments under any improvement bond or bonds, license fees, license tax, business license fee, rental tax, transaction tax or levy imposed by authority having the direct or indirect power of tax (including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof) as against any legal or equitable interest of Landlord in the Premises, as against Landlord's right to rent, or as against Landlord's business of leasing the Premises or the occupancy of Tenant or any other tax, fee, or excise, however described, including, but not limited to, any value added tax, or any tax imposed in substitution (partially or totally) of any tax previously included within the definition of real property taxes, or any additional tax the nature of which was previously included within the definition of real property taxes. The term "Tax Expenses" shall not include any franchise, estate, inheritance, net income, or excess profits tax imposed upon Landlord. Tenant shall not be responsible for the payment of any assessments or special taxes on the Park in conjunction with the development or future development of the Park.

          6.3 COMMON AREA EXPENSES: In addition to the Base Rent set forth in
Section 3, Tenant shall pay to Landlord Tenant's Share of Common Area Expenses as Additional Rent in the same manner as provided in Section 3.2 and reconciled in the same manner as set forth in Section 6.5. The term "Tenant's Share" shall mean a percentage derived by dividing the actual gross square footage of the Premises by the actual gross square footage of the entire Park, including the Premises. The term "Common Area" shall mean the land, landscaping and improvements between El Camino Real and the Premises and the main entrance and driveway to the Premises from El Camino Real and the slopes fronting on El Camino Real. The term "Common Area Expenses" shall mean Landlord's cost of maintaining, repairing and replacing the improvements within the Common Area, including, but not limited to Landlord's cost of utilities, insurance, fees, charges and expenses, supplies, equipment, rental equipment, security and fire protection services if provided by Landlord and other similar items used in the operation and/or maintenance of the Common Area, and all real property taxes applicable or reasonably apportioned by the Landlord to the Common Area. The Landlord may be maintaining other portions of the Park under service contracts which include the Common Area, and in such event, the expense charged to the Common Area shall be reasonably apportioned by Landlord.

          6.4 PAYMENT OF EXPENSES: Landlord shall estimate Operating Expenses, Tax Expenses and Tenant's Share of Common Area Expenses for the calendar year in which the Lease commences. Commencing on the Commencement Date, one-twelfth (1/12th) of this estimated amount shall be paid by Tenant to Landlord, as Additional Rent, and thereafter on the first (1st) day of each month throughout the remaining months of such calendar year. Thereafter, Landlord may estimate such expenses as of the beginning of each calendar year during the Term of this Lease and Tenant shall pay one-twelfth (1/12th) of such estimated amount as Additional Rent hereunder on the first (1st) day of each month during such calendar year and for each ensuing calendar year throughout the Term of this Lease. Tenant's obligation to pay Operating Expenses, Tax Expenses and Tenant's Share of Common Area Expenses arising during the Term of the Lease shall survive for a period of two (2) years following the expiration or earlier termination of this Lease.

          6.5 ANNUAL RECONCILIATION: By May 31st of each calendar year, or as soon thereafter as reasonably possible, Landlord shall furnish Tenant with an accounting of actual Operating Expenses, Tax Expenses and Common Area Expenses. Within thirty (30) days of Landlord's delivery of such accounting, Tenant shall pay to Landlord the amount of any underpayment. Notwithstanding the foregoing, failure by Landlord to give such accounting by such date shall not constitute a waiver by Landlord of its right to collect any of Tenant's underpayment at any time. Landlord shall credit the amount of any overpayment by Tenant toward the next estimated monthly installment(s) falling due, or where the Term of the Lease has expired, refund the amount of overpayment to Tenant. If the Term of the Lease expires prior to the annual reconciliation of expenses Landlord shall have the right to reasonably estimate Operating Expenses, Tax Expenses and Common Area Expenses, and if Landlord determines that an underpayment is due, Tenant hereby agrees that Landlord shall be entitled to deduct such underpayment from Tenant's Security Deposit. If Landlord reasonably determines that an overpayment has been made by Tenant, Landlord shall refund said overpayment to Tenant as soon as practicable thereafter. Notwithstanding the foregoing, failure of Landlord to accurately estimate Operating Expenses, Tax Expenses and Common Area Expenses or to otherwise perform such reconciliation of Operating Expenses, Tax Expenses and Common Area Expenses, including without limitation, Landlord's failure to deduct any portion of any underpayment from Tenant's Security Deposit, shall not constitute a waiver of Landlord's right to collect any of Tenant's underpayment so long as any action is brought by Landlord within two
(2) years after the after the expiration or earlier termination of this Lease.

          6.6 AUDIT: After delivery to Landlord of at least thirty (30) days prior written notice, Tenant, at its sole cost and expense through any accountant designated by it, shall have the right to examine and/or audit the books and records evidencing such costs and expenses for the previous one (1) calendar year, during Landlord's reasonable business hours but not more frequently than once during any calendar year. Any such accounting firm designated by Tenant may not be compensated on a contingency fee basis. The results of any such audit (and any negotiations between the parties related thereto) shall be maintained strictly confidential by Tenant and its accounting firm and shall not be disclosed, published or otherwise disseminated to any other party other than to Landlord and its authorized agents. Landlord and Tenant shall use their reasonable efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Landlord and Tenant in the accounting of such costs and expenses. If the audit objectively demonstrates a mistake in Tenant's favor in excess of five percent (5%) of the total amounts paid by Tenant for Operating Expenses, Tax Expenses, and Tenant's Share of Common Area Expenses, Landlord shall within thirty (30) days thereafter reimburse Tenant for the actual and reasonable cost of the audit, and any monies shown to be owing to Tenant.

7. UTILITIES: Tenant shall pay directly the cost of all utilities, including but not limited to, all water, sewer use, sewer discharge fees, water and sewer connection fees (but only to the extent, if any, required in Exhibit B), gas, heat, electricity, refuse pickup, janitorial service, telephone and other utilities billed or separately metered to the Premises and/or Tenant. Tenant shall cause all such utilities to be placed in Tenant's name and Tenant shall timely pay the costs of all such utilities. Tenant shall also pay prior to delinquency directly to the appropriate authority any assessments or charges for utility or similar purposes included within any tax bill for the Premises, including, without limitation, entitlement fees, allocation unit fees, and/or any similar fees or charges, and any penalties related thereto. Tenant acknowledges that the Premises may become subject to the rationing of utility services or restrictions on utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Notwithstanding any such rationing or restrictions on use of any such utility services, Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing restrictions as may be imposed upon Landlord, Tenant, the Premises or Common Area, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant further agrees to timely and faithfully pay, prior to delinquency, any amount, tax, charge, surcharge, assessment or imposition levied, assessed or imposed upon the Premises, or Tenant's use and occupancy thereof.

8. LATE CHARGES: Any and all sums or charges set forth in this Section 8 are considered part of Additional Rent. Tenant acknowledges that late payment (the sixth (6th) day of each month or any time thereafter) by Tenant to Landlord of Base Rent, Operating Expenses, Tax Expenses, Common Area Expenses, and Utility Expenses (if any) (the 31st day after Tenant's receipt of Landlord's written demand therefor or any time thereafter) or other sums due hereunder, will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by any encumbrance against the Premises, and late charges and penalties imposed on Landlord as a result of Tenant's late payment of Operating Expenses. Therefore, if any installment of Rent or any other sum due from Tenant is not received by Landlord within five (5) days of the date when due, Tenant shall promptly pay to Landlord all of the following, as applicable: (a) an additional sum equal to five percent (5%) of such delinquent amount plus interest on such delinquent amount at the rate equal to the prime rate plus three percent (3%) for the time period such payments are delinquent as a late charge for every month or portion thereof that such sums remain unpaid, (b) the amount of seventy-five dollars ($75) for each three-day notice prepared for, or served on, Tenant, (c) the amount of fifty dollars ($50) relating to checks for which there are not sufficient funds. If Tenant delivers to Landlord a check for which there are not sufficient funds, Landlord may, at its sole option, require Tenant to replace such check with a cashier's check for the amount of such check and all other charges payable hereunder. The parties agree that this late charge and the other charges referenced above represent a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge or other charges shall not constitute a waiver by Landlord of Tenant's default with respect to the delinquent amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other breach of Tenant under this Lease. If a late charge or other charge becomes payable for any three (3) installments of Rent within any twelve (12) month period, then Landlord, at Landlord's sole option, can either require the Rent be paid quarterly in advance, or be paid monthly in advance by cashier's check or by electronic funds transfer.

9. USE OF PREMISES:

          9.1 COMPLIANCE WITH LAWS, RECORDED MATTERS, AND RULES AND REGULATIONS:
The Premises are to be used solely for the purposes and uses specified in the Basic Lease Information and for no other uses or purposes without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed so long as the proposed use (i) does not involve the use of Hazardous Materials other than as expressly permitted under the provisions of Section 29 below and (ii) is compatible and consistent with the other uses then being made in the vicinity of the Premises, as reasonably determined by Landlord. The use of the Premises by Tenant and its employees, representatives, agents, invitees, licensees, subtenants, customers or contractors (collectively, "Tenant's Representatives") shall be subject to, and at all times in compliance with, (a) any and all applicable laws, ordinances, statutes, orders and regulations as same exist from time to time (collectively, the "Laws"), (b) any and all documents, matters or instruments, including without limitation, any declarations of covenants, conditions and restrictions, and any supplements thereto, each of which has been or hereafter is recorded in any official or public records with respect to the Premises and/or Common Area, or any portion thereof (collectively, the "Recorded Matters"), and (c) any and all rules and regulations set forth in Exhibit C, attached to and made a part of this Lease, and any other reasonable rules and regulations promulgated by Landlord now or hereafter enacted relating to parking and the operation of the Premises and/or Common Area (collectively, the "Rules and Regulations"); provided, however, any Recorded Matters which are recorded subsequent to the Lease Date shall not materially and adversely affect Tenant's use and enjoyment of the Premises or Common Area or be inconsistent with the terms of this Lease (provided, Tenant acknowledges that Landlord intends to parcelize the Land such that each of the Buildings shall be located on a separate legal parcel and Tenant shall have no right to approve and/or consent to such parcelization). Subject to any other express terms set forth in this Lease, Tenant agrees to, and does hereby, assume full and complete responsibility to ensure that the design of the Tenant Improvements is adequate to fully meet the needs and requirements of Tenant's intended operations of its business within the Premises, and Tenant's use of the Premises and that same are in compliance with all applicable Laws throughout the Term of this Lease. Additionally, Tenant shall be solely responsible for the payment of all costs, fees and expenses associated with any modifications, improvements or alterations to the Premises and/or Common Area occasioned by the enactment of, or changes to, any Laws arising from Tenant's particular use of the Premises or alterations, improvements or additions made to the Premises regardless of when such Laws became effective.

          9.2 PROHIBITION ON USE: Tenant shall not use the Premises or permit anything to be done in or about the Premises nor keep or bring anything therein which will in any way conflict with any of the requirements of the Board of Fire Underwriters or similar body now or hereafter constituted or in any way increase the existing rate of or affect any policy of fire or other insurance upon any of the Buildings or any of its contents, or cause a cancellation of any insurance policy. No auctions may be held or otherwise conducted in, on or about the Premises and/or Common Area without Landlord's written consent thereto, which consent may be given or withheld in Landlord's sole discretion. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of Landlord or other persons or businesses in the area, or injure or annoy other tenants or use or allow the Premises to be used for any unlawful or objectionable purpose; nor shall Tenant cause, maintain or permit any private or public nuisance in, on or about the Premises and/or Common Area, including, but not limited to, any offensive odors, noises, fumes or vibrations. Tenant shall not damage or deface or otherwise commit or suffer to be committed any waste in, upon or about the Premises. Tenant shall not place or store, nor permit any other person or entity to place or store, any property, equipment, materials, supplies, personal property or any other items or goods outside of the Premises for any period of time. Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises. Tenant shall place no loads upon the floors, walls, or ceilings in excess of the maximum designed load permitted by the applicable Uniform Building Code or which may damage any of the Buildings or outside areas; nor place any harmful liquids in the drainage systems; nor dump or store waste materials, refuse or other such materials, or allow such to remain outside the Building area, except for any non-hazardous or non-harmful materials which may be stored in refuse dumpsters or in any enclosed trash areas provided. Tenant shall honor the terms of all Recorded Matters relating to the Premises and/or Common Area. Tenant shall honor the Rules and Regulations. If Tenant fails to comply with such Laws, Recorded Matters, Rules and Regulations or the provisions of this Lease, Landlord shall have the right to pursue any and all rights and remedies of Landlord hereunder including, but not limited to, the payment by Tenant to Landlord of all Enforcement Expenses and Landlord's costs and expenses, if any, to cure any of such failures of Tenant, if Landlord, at its sole option, elects to undertake such cure. If any portion of the Common Area is located on the Premises, Landlord shall have the right to reasonably enter upon the Premises for the purposes of keeping and maintaining the Common Area as required herein and that portion of the Common Area consisting of the right of way shall be open and available to other tenants within the Park and their invitees. The provisions of this Section 9.2 shall be applied to Tenant by Landlord in a reasonable and non-discriminatory manner on the same basis that Landlord applies similar provisions to other tenants within the Park.

10. ALTERATIONS AND ADDITIONS; AND SURRENDER OF PREMISES:

          10.1 ALTERATIONS AND ADDITIONS: Tenant shall be permitted to make, at Tenant's sole cost and expense, non-structural alterations and additions to the Premises which do not require a permit without obtaining Landlord's prior written consent provided the cost of same does not exceed One Hundred Thousand Dollars ($100,000.00) cumulatively in any six (6) month period ("Permitted Improvements"); provided, however, no such Permitted Improvement shall be allowed which penetrate the roof or alter the plumbing, mechanical, electrical or fire sprinkler/monitoring systems of the Building. Except for the Permitted Improvements, Tenant shall not install any signs, fixtures (other than trade fixtures), improvements, nor make or permit any other alterations or additions to the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. If any such alteration or addition is expressly permitted by Landlord, including the Permitted Improvements, Tenant shall deliver at least twenty (20) days prior notice to Landlord, from the date Tenant intends to commence construction, sufficient to enable Landlord to post a Notice of Non-Responsibility. Within twenty (20) business days of Landlord's receipt of Tenant's written notice of any item comprising the Permitted Improvements, Landlord shall notify Tenant whether or not Landlord will require Tenant to remove such items from the Premises upon the expiration or earlier termination of this Lease. In all events, Tenant shall obtain all permits or other governmental approvals prior to commencing any of such work and deliver a copy of same to Landlord. All alterations and additions shall be installed by a licensed contractor approved by Landlord, at Tenant's sole expense in compliance with all applicable Laws (including, but not limited to, the ADA as defined herein), Recorded Matters, and Rules and Regulations. Tenant shall keep the Premises and the property on which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. As a condition to Landlord's consent to the installation of any fixtures, additions or other improvements the cost of which exceeds Five Hundred Thousand Dollars ($500,000.00), Landlord may require Tenant to post and obtain a completion and indemnity bond for up to one hundred fifty percent (150%) of the cost of the work.

          10.2 SURRENDER OF PREMISES: Upon the termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant's right to possession of the Premises, Tenant will at once surrender and deliver up the Premises, together with the Tenant Improvements (except as set forth below), fixtures (other than trade fixtures), additions and improvements which Landlord has notified Tenant, in writing, that Landlord will require Tenant not to remove, to Landlord in good condition and repair (including, but not limited to, replacing all light bulbs and ballasts not in good working condition) and in the condition in which the Premises existed as of the Commencement Date, except for reasonable wear and tear and casualty; provided, however, (i) Landlord may require Tenant to remove some or all of the Tenant Improvements so long as Landlord gives Tenant written notice of such demand at the time of Landlord's approval of the Tenant Improvements, (ii) in the event TI Costs exceed $35.00 per square foot ("Excess TIs"), Landlord and Tenant shall identify and agree upon at or prior to the finalization of the TI Construction Drawings (as defined in Exhibit B) those Excess TIs which (a) which may be removed by Tenant at Tenant's election at the expiration or earlier termination of the Term provided Tenant repairs any damage caused by such removal and (b) which shall be removed by Tenant at the expiration or earlier termination of the Term in the event Landlord requires Tenant to so remove such Excess TIs, (iii) Tenant shall remove those Permitted Improvements of which Landlord, at least sixty (60) days prior to the expiration or earlier termination of this Lease, notifies Tenant must be removed at the expiration or earlier termination of this Lease, and (iv) such removal by Tenant shall not cause the Premises to be in non-compliance with any and all applicable codes, laws and regulations; provided, further, in the event Landlord fails to notify Tenant that Landlord shall require the removal of any Permitted Improvements, Tenant Improvements, Excess TIs (except those agreed upon by Landlord and Tenant as set forth above) or any other addition, fixture or other improvement, Tenant shall not remove any such Permitted Improvements, Tenant Improvements, Excess TIs (except those agreed upon by Landlord and Tenant as set forth above) or any other addition, fixture or other improvement. Reasonable wear and tear shall not include any damage or deterioration to the floors of the Premises arising from the use of forklifts in, on or about the Premises (including, without limitation, any marks or stains of any portion of the floors), and any damage or deterioration that would have been prevented by proper maintenance by Tenant or Tenant otherwise performing all of its obligations under this Lease. Tenant shall repair any damage caused by the installation or removal of any Tenant Improvements, any Excess TIs, signs, trade fixtures, furniture, furnishings, fixtures, additions and improvements which are to be removed from the Premises by Tenant hereunder. Tenant shall ensure that the removal of such items and the repair of the Premises will be completed within thirty (30) days after termination of this Lease and such tenancy shall be subject to Section 22.

11. REPAIRS AND MAINTENANCE:

          11.1 TENANT'S REPAIRS AND MAINTENANCE OBLIGATIONS: Except for those portions of the Buildings to be replaced by Landlord, as expressly provided in
Section 11.2 below, (i) Tenant shall, at Tenant's sole cost and expense, keep and maintain the entirety of the Premises in good, clean and safe condition and repair to the reasonable satisfaction of Landlord including, but not limited to, repairing any damage caused by Tenant or Tenant's Representatives and replacing any property so damaged by Tenant or Tenant's Representatives; any replacements, including those replacements described in Section 11.2.1 of this Lease, shall be of equal or better quality than the components or items replaced and be reasonably approved by Landlord in advance of such replacements and Landlord shall have the right, but not the obligation to, inspect and monitor the installation and operation of such replacement; and (ii) Tenant shall, at Tenant's sole cost, provide for security and fire protection services for the Premises as may reasonably be required. Tenant shall procure and maintain preventative maintenance contract(s) for (a) the heating, ventilation and air conditioning systems; (b) the fire and sprinkler protection services (including, without limitation, monitoring services; and (c) the roof systems (other than the structural portions of the roof which are the responsibility of the Landlord unless damage to those portions of the roof is due to Tenant's failure to maintain its portion of the roof systems). All preventative maintenance contract(s) shall be obtained from licensed contractors or vendors, on a monthly, bi-monthly or quarterly basis, as reasonably determined by Landlord. Landlord shall have the right to reasonably approve all such maintenance



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

contracts prior to their execution by Tenant, and, in the event Landlord shall reasonably conclude that Tenant is not properly maintaining the above-mentioned systems, Landlord reserves the right, but without the obligation to do so, to procure and maintain (i) the heating, ventilation and air conditioning systems preventative maintenance contract(s), (ii) the fire and sprinkler protection services and preventative maintenance contract(s) (including, without limitation, monitoring services) and/or (iii) the roof systems preventative maintenance contract(s). If Landlord so elects to procure and maintain any such contract(s), Tenant will be named as a third party beneficiary in each such contract(s) and Tenant shall reimburse Landlord for the cost thereof in accordance with the provisions of Section 6 above. If Tenant procures and maintains any of such contract(s), Tenant will promptly deliver to Landlord a true and complete copy of each such contract and any and all renewals or extensions thereof, and each service report or other summary received by Tenant pursuant to or in connection with such contract(s). If Landlord actually procures any of such contract(s) and the contractors or vendors thereunder fail to promptly and adequately respond or otherwise perform the work required, then Tenant shall notify Landlord of such in writing (including a reasonably detailed explanation of the problems being experienced by Tenant) and Landlord shall promptly commence and undertake such corrective action as may be reasonably necessary to resolve such problems to Tenant's reasonable satisfaction. In addition to the above, if required Tenant shall also obtain repair contracts with appropriate contractors or vendors.

          11.2 REPLACEMENT OBLIGATIONS: With respect to replacements of Improvements on the Premises, other than those caused by fire or other casualty covered under Section 27 of this Lease, Landlord and Tenant agree that they shall have the following obligations:

                     11.2.1 Replacements rendered necessary by (i) the intentional or negligent acts or omissions of Tenant or any of Tenant's Representatives and (ii) replacements not covered by Sections 6.1.2, 6.1.4 or 11.2.3, shall be the sole responsibility of Tenant subject to waiver of subrogation under Section 13.

                     11.2.2 Replacements made pursuant to Section 6.1.2 of this Lease (if any) shall be subject to Tenant's obligation to reimburse Landlord in accordance with Section 6.1.2 and shall be deemed to be Additional Rent hereunder.

                     11.2.3 Landlord shall be solely responsible for the replacement of the structural portions of the following portions of the
Buildings: the floors, foundations, exterior perimeter walls and roofs of the Buildings (exclusive of the roof membrane and glass and exterior doors), as, and when, Landlord determines such replacement to be necessary in Landlord's reasonable discretion.

                     11.2.4 Replacements made pursuant to Section 6.1.4 of this Lease, if any, shall be subject to Tenant's obligation to reimburse Landlord in accordance with Section 6.1.4 and shall be deemed to be Additional Rent hereunder.

          11.3 TENANT'S FAILURE TO PERFORM REPAIRS AND MAINTENANCE OBLIGATIONS:
Except for normal maintenance and repair of the items described above and except as set forth in Section 42 of this Lease, Tenant shall have no right of access to or right to install any device on the roofs of the Buildings nor make any penetrations of the roofs of the Buildings without the express prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. If Tenant refuses or neglects to commence repair and maintenance of Premises (including the Land) as required herein and to the reasonable satisfaction of Landlord within three (3) business days after written notice from Landlord (unless in the case of an emergency in which case no notice shall be required), Landlord may, but without obligation to do so, at any time make such repairs and/or maintenance without Landlord having any liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property, or to Tenant's business by reason thereof, except to the extent any damage is caused by the willful misconduct or gross negligence of Landlord or its authorized agents and representatives. In the event Landlord makes such repairs and/or maintenance, upon completion thereof Tenant shall pay to Landlord, as additional rent, the Landlord's costs for making such repairs and/or maintenance, plus ten percent (10%) for overhead, upon presentation of a bill therefor, plus any Enforcement Expenses. The obligations of Tenant hereunder shall survive two (2) years following the expiration of the Term of this Lease or the earlier termination thereof. Subject to Section 41 of this Lease, Tenant hereby waives any right to repair at the expense of Landlord under any applicable Laws now or hereafter in effect respecting the Premises.

          11.4 LANDLORD'S AUDIT RIGHTS. Landlord shall have the right to audit Tenant's replacement, maintenance and repair of the Buildings' systems, including without limitation, those systems identified in Section 11.1 of this Lease and, in the event such audit shall reveal deficiencies and/or defects in the replacement, repair and maintenance of such systems by Tenant, Landlord shall have those rights granted to Landlord under Sections 11.1 and 11.3 of this Lease.

12. INSURANCE:

          12.1 TYPES OF INSURANCE: Tenant shall maintain in full force and effect at all times during the



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

Term of this Lease, at Tenant's sole cost and expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a carrier or carriers reasonably acceptable to Landlord and its lender(s) which afford the following coverages: (i) worker's compensation: statutory limits; (ii) employer's liability, as required by law, with a minimum limit of $100,000 per employee and $500,000 per occurrence; (iii) commercial general liability insurance (occurrence form) providing coverage against any and all claims for bodily injury and property damage occurring in, on or about the Premises arising out of Tenant's and Tenant's Representatives' use and/or occupancy of the Premises. Such insurance shall include coverage for blanket contractual liability, fire damage, premises, personal injury, completed operations, products liability, personal and advertising, and a plate-glass rider to provide coverage for all glass in, on or about the Premises including, without limitation, skylights. Such insurance shall have a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence with a Four Million Dollar ($4,000,000) aggregate limit and excess/umbrella insurance in the amount of Four Million Dollars ($4,000,000). If Tenant has other locations which it owns or leases, the policy shall include an aggregate limit per location endorsement. If necessary, as reasonably determined by Landlord, Tenant shall provide for restoration of the aggregate limit; (iv) comprehensive automobile liability insurance: a combined single limit of not less than $2,000,000 per occurrence and insuring Tenant against liability for claims arising out of the ownership, maintenance, or use of any owned, hired or non-owned automobiles; (v) "all risk" or "special purpose" property insurance, including without limitation, sprinkler leakage, boiler and machinery comprehensive form, if applicable, covering damage to or loss of any personal property, trade fixtures, inventory, fixtures and equipment located in, on or about the Premises, and in addition, coverage for flood, earthquake, and business interruption of Tenant, together with, if the property of Tenant's invitees is to be kept in the Premises, warehouser's legal liability or bailee customers insurance for the full replacement cost of the property belonging to invitees and located in the Premises. Such insurance shall be written on a replacement cost basis (without deduction for depreciation) in an amount equal to eighty percent (80%) of the full replacement value of the aggregate of the items referred to in this subparagraph (v); and (vi) such other insurance as Landlord deems reasonably necessary and prudent or as may otherwise be reasonably required by any of Landlord's lenders or joint venture partners.

          12.2 INSURANCE POLICIES: Insurance required to be maintained by Tenant shall be written by companies (i) licensed to do business in the State of California, (ii) domiciled in the United States of America, and (iii) having a "General Policyholders Rating" of at least A:X (or such higher rating as may be required by a lender having a lien on the Premises) as set forth in the most current issue of "A.M. Best's Rating Guides." Any deductible amounts under any of the insurance policies required hereunder shall not exceed Ten Thousand Dollars ($10,000.00). Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least thirty (30) days prior to expiration of each policy, furnish Landlord with certificates of renewal or "binders" thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty
(30) days prior written notice to the parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days' notice has been given to Landlord). Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms of this Lease under a blanket insurance policy, provided such blanket policy expressly affords coverage for the Premises and for Landlord as required by this Lease.

          12.3 ADDITIONAL INSUREDS AND COVERAGE: Landlord, any property management company and/or agent of Landlord for the Premises and Common Area and any lender(s) of Landlord having a lien against the Premises and Common Area shall be named as additional insureds under all of the policies required in
Section 12.1(iii) above. Additionally, such policies shall provide for severability of interest. All insurance to be maintained by Tenant shall, except for workers' compensation and employer's liability insurance, be primary, without right of contribution from insurance maintained by Landlord. Any umbrella/excess liability policy (which shall be in "following form") shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant's liability under this Lease. It is the parties' intention that the insurance to be procured and maintained by Tenant as required herein shall provide coverage for any and all damage or injury arising from or related to Tenant's operations of its business and/or Tenant's or Tenant's Representatives' use of the Premises. It is not contemplated or anticipated by the parties that the aforementioned risks of loss be borne by Landlord's insurance carriers, rather it is contemplated and anticipated by Landlord and Tenant that such risks of loss be borne by Tenant's insurance carriers pursuant to the insurance policies procured and maintained by Tenant as required herein.

          12.4 FAILURE OF TENANT TO PURCHASE AND MAINTAIN INSURANCE: In the event Tenant does not purchase the insurance required in this Lease or keep the same in full force and effect throughout the Term of this Lease (including any renewals or extensions), Landlord may, but without obligation to do so, purchase the necessary insurance and pay the premiums therefor. If Landlord so elects to purchase such insurance, Tenant shall promptly pay to Landlord as Additional Rent, the amount so paid by Landlord, upon Landlord's demand therefor. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all Enforcement Expenses and damages which Landlord may sustain by reason of Tenant's failure to obtain and maintain such insurance. If
Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses, damages and costs resulting from such failure.

          12.5 LANDLORD'S INSURANCE: Landlord shall maintain in full force and effect during the Term of this Lease, subject to reimbursement as provided in
Section 6, policies of insurance which afford such coverages as are commercially reasonable and as is consistent with other properties in Landlord's portfolio. Notwithstanding the foregoing, Landlord shall obtain and keep in force during the Term of this Lease, as an item of Operating Expenses, a policy or policies in the name of Landlord, with loss payable to Landlord and to the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lender(s)"), insuring loss or damage to the Buildings, including all improvements, fixtures (other than trade fixtures) and permanent additions. However, all alterations, additions and improvements made to the Premises by Tenant (other than the Tenant Improvements) shall be insured by Tenant rather than by Landlord. The amount of such insurance procured by Landlord shall be equal to at least eighty percent (80%) of the full replacement cost of the Buildings, including all improvements and permanent additions as the same shall exist from time to time, or the amount required by Lenders. At Landlord's option, such policy or policies shall insure against all risks of direct physical loss or damage (including, without limitation, the perils of flood and earthquake), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Buildings required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered cause of loss. If any such insurance coverage procured by Landlord has a deductible clause, the deductible shall not exceed commercially reasonable amounts, and in the event of any casualty, the amount of such deductible shall be an item of Operating Expenses. Notwithstanding anything to the contrary contained herein, to the extent the cost of maintaining insurance with respect to the Buildings is increased as a result of Tenant's acts, omissions, use or occupancy of the Premises, Tenant shall pay for such increase(s).

13. WAIVER OF SUBROGATION: Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties' property to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party. This provision is intended to waive fully, and for the benefit of the parties hereto, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverage obtained by Tenant pursuant to
Section 12 of this Lease shall include, without limitation, a waiver of subrogation endorsement attached to the certificate of insurance. The provisions of this Section 13 shall not apply in those instances in which such waiver of subrogation would invalidate such insurance coverage or would cause either party's insurance coverage to be voided or otherwise uncollectible. In addition to the above, neither party shall be personally obligated under any indemnities given to the other party to the extent that insurance carried by the party suffering a loss actually covers such loss.

14. LIMITATION OF LIABILITY AND INDEMNITY: Except to the extent of losses, damages, liabilities, claims, charges and costs resulting from the gross negligence or willful misconduct of Landlord or its authorized representatives, Tenant agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord's lenders, partners, members, property management company (if other than Landlord), agents, directors, officers, employees, representatives, contractors, shareholders, successors and assigns and each of their respective partners, members, directors, employees, representatives, agents, contractors, shareholders, successors and assigns (collectively, the "Indemnitees") harmless and indemnify the Indemnitees from and against all liabilities, damages, claims, losses, judgments, charges and expenses (including reasonable attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, (i) Tenant's or Tenant's Representatives' use of the Premises, (ii) the conduct of Tenant's business, (iii) from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, (iv) in any way connected with the Premises or with the improvements or personal property therein, including, but not limited to, any liability for injury to person or property of Tenant, Tenant's Representatives, or third party persons, and/or (v) Tenant's failure to perform any covenant or obligation of Tenant under this Lease. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

          Except to the extent of damage resulting from the gross negligence or willful misconduct of Landlord or its authorized representatives, to the fullest extent permitted by law, Tenant agrees that neither Landlord nor any of Landlord's lender(s), partners, members, employees, representatives, legal representatives, successors or assigns shall at any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, liability, injury, death or damage to persons or property which at any time may be suffered or sustained by Tenant or by any person(s) whomsoever who may at any time be using, occupying or visiting the Premises, including, but not limited to, any acts, errors or omissions by or on behalf of any other tenants or occupants of the Buildings. Tenant shall not, in any event or circumstance, be permitted to offset or otherwise credit against any payments of Rent required herein for matters for which Landlord may be liable hereunder. Landlord and its authorized representatives shall not



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

be liable for latent defects or any interference with light or air from other structures off the Premises and not leased by Tenant.

15. ASSIGNMENT AND SUBLEASING:

          15.1 PROHIBITION: Except as expressly set forth herein with respect to a Related Entity, Tenant shall not assign, mortgage, hypothecate, encumber, grant any license or concession, pledge or otherwise transfer this Lease (collectively, "assignment"), in whole or in part, whether voluntarily or involuntarily or by operation of law, nor sublet or permit occupancy by any person other than Tenant of all or any portion of the Premises without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant hereby agrees that Landlord may withhold its consent to any proposed sublease or assignment if the proposed sublessee or assignee or its business is subject to compliance with additional requirements of the ADA (defined below) and/or Environmental Laws (defined below) beyond those requirements which are applicable to Tenant, unless the proposed sublessee or assignee shall (a) first deliver plans and specifications for complying with such additional reasonable requirements and obtain Landlord's written reasonable consent thereto, and (b) comply with all Landlord's reasonable conditions for or contained in such consent, including without limitation, requirements for security to assure the lien-free completion of such improvements. If Tenant seeks to sublet or assign all or any portion of the Premises, Tenant shall deliver to Landlord at least thirty (30) days prior to the proposed commencement of the sublease or assignment (the "Proposed Effective Date") the following: (i) the name of the proposed assignee or sublessee; (ii) such information as to such assignee's or sublessee's financial responsibility and standing as Landlord may reasonably require; and (iii) the aforementioned plans and specifications, if any. Within ten (10) days after Landlord's receipt of a written request from Tenant that Tenant seeks to sublet or assign all or any portion of the Premises, Landlord shall deliver to Tenant a copy of Landlord's standard form of sublease or assignment agreement (as applicable), which instrument shall be utilized for each proposed sublease or assignment (as applicable), and such instrument shall include a provision whereby the assignee assumes all of Tenant's obligations hereunder and agrees to be bound by the terms hereof. As Additional Rent hereunder, Tenant shall pay to Landlord a fee in the amount of five hundred dollars ($500) plus Tenant shall reimburse Landlord for actual legal and other expenses incurred by Landlord in connection with any actual or proposed assignment or subletting. In the event the sublease or assignment (other than to a Related Entity) (1) by itself or taken together with prior sublease(s) or partial assignment(s) covers or totals, as the case may be, (a) more than thirty-five percent (35%) of the rentable square feet of the Premises, or (b) all of any one or more of the Buildings; or (2) is for a term which by itself or taken together with prior or other subleases or partial assignments is greater than fifty percent (50%) of the period remaining in the Term of this Lease as of the time of the Proposed Effective Date; or (3) is an assignment or subletting for any portion of the Premises for a period extending into any option or renewal Term of this Lease, then Landlord shall have the right, to be exercised by giving written notice to Tenant within ten (10) business days after Landlord's receipt of Tenant's written request seeking to assign or sublet all or a portion of the Premises, to recapture the space described in the sublease or assignment. If such recapture notice is given, it shall serve to terminate this Lease with respect to the proposed sublease or assignment space, or, if the proposed sublease or assignment space covers all the Premises, it shall serve to terminate the entire term of this Lease in either case, as of the Proposed Effective Date. However, no termination of this Lease with respect to part or all of the Premises shall become effective without the prior written consent, where necessary, of the holder of each deed of trust encumbering the Premises or any part thereof. If this Lease is terminated pursuant to the foregoing with respect to less than the entire Premises, the Rent shall be adjusted on the basis of the proportion of square feet retained by Tenant to the square feet originally demised and this Lease as so amended shall continue thereafter in full force and effect. Each permitted assignee or sublessee, including without limitation, a Related Entity, shall assume and be deemed to assume this Lease and shall be and remain liable jointly and severally with Tenant for payment of Rent and for the due performance of, and compliance with all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed or complied with, for the term of this Lease. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease. Tenant hereby acknowledges and agrees that it understands that Landlord's accounting department may process and accept Rent payments without verifying that such payments are being made by Tenant, a permitted sublessee or a permitted assignee in accordance with the provisions of this Lease. Although such payments may be processed and accepted by such accounting department personnel, any and all actions or omissions by the personnel of Landlord's accounting department shall not be considered as acceptance by Landlord of any proposed assignee or sublessee nor shall such actions or omissions be deemed to be a substitute for the requirement that Tenant obtain Landlord's prior written consent to any such subletting or assignment, and any such actions or omissions by the personnel of Landlord's accounting department shall not be considered as a voluntary relinquishment by Landlord of any of its rights hereunder nor shall any voluntary relinquishment of such rights be inferred therefrom. For purposes hereof, and except with respect to a Related Entity, in the event Tenant is a corporation, partnership, joint venture, trust or other entity other than a natural person, any change in the direct or indirect ownership of Tenant (whether pursuant to one or more transfers) which results in a change of more than fifty percent (50%) (except for sales of shares through a regulated public exchange) in the direct or indirect ownership of Tenant shall be deemed to be



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

an assignment within the meaning of this Section 15 and shall be subject to all the provisions hereof. Except for a permissible assignment to a Related Entity, any and all options, first rights of refusal, tenant improvement allowances and other similar rights granted to Tenant in this Lease, if any, shall not be assignable by Tenant unless expressly authorized in writing by Landlord.

          15.2 EXCESS SUBLEASE RENTAL OR ASSIGNMENT CONSIDERATION: In the event of any sublease or assignment of all or any portion of the Premises where the rent or other consideration provided for in the sublease or assignment either initially or over the term of the sublease or assignment exceeds the Rent or pro rata portion of the Rent, as the case may be, for such space reserved in the Lease, Tenant shall pay the Landlord monthly, as Additional Rent, at the same time as the monthly installments of Rent are payable hereunder, the following: until Tenant shall have been reimbursed the actual costs expended by Tenant for Tenant Improvements and brokerage commissions in connection with any assignment or subletting (and no other costs shall be reimbursable to Tenant from such profits), Tenant shall receive seventy-five percent (75%) of such profits and Landlord shall receive twenty-five percent (25%) of such profits; provided, such deduction of actual costs shall in no event exceed Fifteen Dollars ($15.00) per square foot assigned or sublet. After such reimbursement of costs to Tenant, all profits shall be shared fifty/fifty (50/50).

          15.3 WAIVER: Notwithstanding any assignment or sublease, or any indulgences, waivers or extensions of time granted by Landlord to any assignee or sublessee, or failure by Landlord to take action against any assignee or sublessee, Landlord may, at its option, proceed against Tenant without having taken action against or joined such assignee or sublessee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee.

          15.4 RELATED ENTITY: Notwithstanding anything to the contrary contained herein, so long as Tenant delivers to Landlord (1) at least fifteen
(15) business days prior written notice of its intention to assign or sublease the Premises to any Related Entity, which notice shall set forth the name of the Related Entity, (2) a copy of the proposed agreement pursuant to which such assignment or sublease shall be effectuated, and (3) such other information concerning the Related Entity as Landlord may reasonably require, including without limitation, information regarding any change in the proposed use of any portion of the Premises and any financial information with respect to such Related Entity, and so long as Landlord approves, in writing, of any change in the proposed use of the subject portion of the Premises and such financial information, then Tenant may assign this Lease or sublease any portion of the Premises (X) to any Related Entity, or (Y) in connection with any merger, consolidation or sale of substantially all of the assets of Tenant, without having to obtain the prior written consent of Landlord thereto. For purposes of this Lease the term "Related Entity" shall mean and refer to any corporation or entity which controls, is controlled by or is under common control with Tenant and/or which arises from the merger, consolidation or sale of substantially all of the assets of Tenant, as all of such terms are customarily used in the industry, and in the case of a complete assignment of the Lease, with an equal or greater net worth as Tenant has as of the proposed transfer date.

          15.5 Notwithstanding anything else in the Lease, those entities ("Business Entities") (i) in which Tenant holds at least a ten percent (10%) interest, (ii) which are performing services with or for the Tenant to fulfill contractual obligations of the Tenant, and/or (iii) for which the Tenant is providing services, if any of (i), (ii) and/or (iii) are not otherwise a Related Entity, will be governed by the following terms with respect to assignments and/or subleases under the Lease:

                     (1) Tenant may partially assign or sublet up to (singularly or in the aggregate) forty percent (40%) of the rentable square feet of the Premises to Business Entities without the prior consent of the Landlord; provided Tenant notifies Landlord of such assignment or sublease within thirty
(30) days after it becomes effective. Any such assignment or sublease shall be subject to Landlord's right to share in any excess Base Rent as provided in
Section 15.2. of the Lease.

                     (2) Any assignment or sublease to Business Entities which singularly or in the aggregate with other such assignments or subleases exceeds forty percent (40%) of the rentable square footage of the Premises ("Excess Space") shall require the prior written consent of the Landlord, which consent shall not be unreasonably withheld. It shall be reasonable for Landlord to withhold Landlord's consent to any such assignment or subletting in the event, at the time of such assignment or subletting Tenant shall not have a net worth equal to at least Tenant's net worth as of the Lease Date. In the event of a partial assignment or sublease to a Business Entity of Excess Space, Landlord shall not have the right to recapture the Excess Space under Section 15.1 of the Lease, but shall have the right to share in excess Base Rent pursuant to the following terms and conditions which shall supersede Section 15.2 of the Lease in such event:

                                (a) The Base Rent under the assignment or
sublease for the Excess Space shall be the greater of (i) the actual Base Rent charged by Tenant; or (ii) the Fair Rental Value of the Excess Space as determined pursuant to the formula set forth in Addendum 1 to the Lease.

                                (b) To the extent the Base Rent per rentable
square foot of the Excess Space



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

as calculated under subparagraph (a) above is greater than the Base Rent per rentable square foot paid by Tenant under the Lease, Landlord and Tenant shall share the difference fifty/fifty (50/50) without any offset or reimbursement to Tenant for costs and expenses incurred with respect to the assignment or sublease of the Excess Space.

The provisions of this Section 15.5 (2) shall only be applicable during the period(s) of time in which more than forty percent (40%) of the Premises is assigned or sublet to one or more Business Entities.

                     (3) The term "Premises," as used in and for purposes only of this Section 15.5, shall include the (i) Phase 2 Building if Landlord owns such Phase, Tenant has exercised the Phase 2 Option, and the Commencement Date for the Lease on the Phase 2 Building has occurred, and (ii) the Phase 3 Building if Landlord owns such Phase, Tenant has exercised the Phase 3 Option, and the Commencement Date for the Lease on the Phase 3 Building has occurred.


16. AD VALOREM TAXES: Prior to delinquency, Tenant shall pay all taxes and assessments levied upon trade fixtures, alterations, additions, improvements, inventories and personal property located and/or installed on or in the Premises by, or on behalf of, Tenant; and if requested by Landlord, Tenant shall promptly deliver to Landlord copies of receipts for payment of all such taxes and assessments. To the extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced by Landlord.

17. SUBORDINATION: Except as set forth below, without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any bona fide mortgagee or deed of trust beneficiary with a lien on all or any portion of the Premises or any ground lessor with respect to the land of which the Premises are a part, the rights of Tenant under this Lease (including, without limitation, the rights set forth in Addendum 4 hereto) and this Lease shall be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Buildings or the land upon which the Buildings are situated or both, and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which any of the Buildings, the Premises, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord or any such ground lessor, mortgagee, or any beneficiary shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination and upon the request of such successor to Landlord, attorn to and become the Tenant of the successor in interest to Landlord, provided such successor in interest will not disturb Tenant's use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in default of the terms and provisions of this Lease. The successor in interest to Landlord following foreclosure, sale or deed in lieu thereof shall not be (a) liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) subject to any offsets or defenses which Tenant might have against any prior lessor; (c) bound by prepayment of more than one (1) month's Rent, except in those instances when Tenant pays Rent quarterly in advance pursuant to Section 8 hereof, then not more than three months' Rent; or (d) liable to Tenant for any Security Deposit not actually received by such successor in interest to the extent any portion or all of such Security Deposit has not already been forfeited by, or refunded to, Tenant. Landlord shall be liable to Tenant for all or any portion of the Security Deposit not forfeited by, or refunded to Tenant, until and unless Landlord transfers such Security Deposit to the successor in interest. Tenant covenants and agrees to execute (and acknowledge if required by Landlord, any lender or ground lessor) and deliver, within ten (10) days of written demand or request by Landlord and, subject to this Section 17, in the form requested by Landlord, ground lessor, mortgagee or beneficiary, any additional documents evidencing the priority or subordination of this Lease (including, without limitation, the rights set forth in Addendum 4 hereto) with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Tenant's failure to timely execute and deliver such additional documents shall, at Landlord's option, constitute a material default hereunder. Tenant's agreement to subordinate this Lease and any automatic subordination to any future ground or underlying lease or any future deed of trust or mortgage pursuant to the foregoing provisions of this Section 17 is conditioned upon Landlord delivering to Tenant from the lessor under such future ground or underlying lease or the holder of any such mortgage or deed of trust, a non-disturbance agreement agreeing, among other things, that Tenant's right to possession of the Premises pursuant to the terms and conditions of this Lease shall not be disturbed provided that Tenant is not in default under this Lease beyond the applicable notice and cure periods hereunder. If Landlord at any time during the Term causes the Premises to be encumbered by a deed of trust or mortgage and the beneficiary thereof requires this Lease to be subordinated to such encumbrance or lien, Landlord or the successor of Landlord will use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement in a form reasonably acceptable to Landlord, Tenant and the subject beneficiary. If said subordination, non-disturbance and attornment agreement is required and agreed upon by the aforesaid parties, Landlord or the successor of Landlord, the subject beneficiary and Tenant shall cause any such subordination, non-disturbance and attornment agreement to be executed, acknowledged and



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

recorded concurrently with, or as soon as practicable after, the execution and recordation of any such lien, deed of trust or mortgage. In addition to the foregoing, if Landlord enters into a ground lease with regard to the Buildings and/or the Land and such ground lessee requires this Lease to be subordinated to such ground lease, the ground lessee and ground lessor will use commercially reasonable efforts to provide to Tenant a subordination, non-disturbance and attornment agreement in form reasonably acceptable to such ground lessee, ground lessor, any beneficiary of ground lessee, and to Tenant. Tenant will in good faith accept commercially reasonable non-disturbance agreements.

18. RIGHT OF ENTRY: Tenant grants Landlord or its agents the right to enter the Premises with an escort designated by Tenant for purposes of inspection, exhibition, posting of notices, repair or alteration during normal business hours upon twenty-four (24) hours prior written notice (except in the event of an emergency in which case no notice shall be required). It is further agreed that Landlord shall have the right to use any and all reasonable means Landlord deems necessary to enter the Premises in an emergency. Landlord shall have the right to place "for rent" or "for lease" signs in the Common Area during the final twelve (12) months of the Term, and on the outside of the Premises and/or the outside of the Buildings during the final six (6) months of the Term. Landlord shall also have the right to place "for sale" signs on the outside of the Buildings. Tenant hereby waives any claim from damages or for any injury or inconvenience to or interference with Tenant's business, or any other loss occasioned thereby except for any claim for any of the foregoing arising out of the sole active gross negligence or willful misconduct of Landlord or its authorized representatives.

19. ESTOPPEL CERTIFICATE: Each party shall execute (and acknowledge if required by any lender or ground lessor) and deliver to the other, within ten (10) days after written request therefor, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), the date to which the Rent and other charges are paid in advance, if any, acknowledging that there are not, to such party's knowledge, any uncured defaults on the part of the other party hereunder or specifying such defaults as are claimed, and such other matters as the other party may reasonably require. Any such statement may be conclusively relied upon by the other party and any prospective purchaser or encumbrancer of the Premises. A party's failure to deliver such statement within such time shall be conclusive upon the other party that (a) this Lease is in full force and effect, without modification except as may be represented by the requesting party; (b) there are no uncured defaults in such party's performance; and (c) not more than one month's Rent has been paid in advance, except in those instances when Tenant pays Rent quarterly in advance pursuant to Section 8 hereof, then not more than three (3) month's Rent has been paid in advance. Failure by Tenant to so deliver such certified estoppel certificate shall be a material default of the provisions of this Lease.

20. TENANT'S DEFAULT: The occurrence of any one or more of the following events shall, at Landlord's option, constitute a material default by Tenant of the provisions of this Lease:

          20.1 The abandonment of the Premises by Tenant or the vacation of the Premises by Tenant which would cause any insurance policy to be invalidated or otherwise lapse; provided, however, notwithstanding the foregoing Tenant may leave the Premises vacant so long as (i) Tenant fully insures or otherwise pays for any loss or damage thereto and (ii) all insurance policies carried by Landlord with respect to the Buildings are not invalidated, in whole or in part, nor would such insurance policies be caused to otherwise lapse. Tenant agrees to notice and service of notice as provided for in this Lease and waives any right to any other or further notice or service of notice which Tenant may have under any statute or law now or hereafter in effect;

          20.2 The failure by Tenant to make any payment of Rent, Additional Rent or any other payment required hereunder within three (3) calendar days after the delivery by Landlord of written notice that said payment is due. Tenant agrees that such written notice by Landlord shall serve as the statutorily required notice under the Law (including without limitation, any unlawful detainer statutes), and Tenant further agrees to notice and service of notice as provided for in this Lease and waives any right to any other or further notice or service of notice which Tenant may have under any statute or law now or hereafter in effect on the date said payment is due.

          20.3 The failure by Tenant to observe, perform or comply with any of the conditions, covenants or provisions of this Lease (except failure to make any payment of Rent and/or Additional Rent) and such failure is not cured within
(i) thirty (30) days of the date on which Landlord delivers written notice of such failure to Tenant, complying with the notice requirements of Section 31.10 hereof, for all failures other than with respect to Hazardous Materials, and
(ii) ten (10) days of the date on which Landlord delivers written notice of such failure to Tenant for all failures in any way related to Hazardous Materials. However, Tenant shall not be in default of its obligations hereunder if such failure cannot reasonably be cured within such thirty (30) or ten (10) day period, as applicable, and Tenant promptly commences, and thereafter diligently proceeds with same to completion, all actions necessary to cure such failure as soon as is reasonably possible, but in no event shall the completion of such cure be later than sixty (60) days after the date on which Landlord delivers to Tenant written notice of such failure, unless Landlord, acting reasonably and in good faith, otherwise expressly agrees in writing to a longer period of time based upon the circumstances relating to such failure as well as the nature of the failure and the nature of the actions necessary to cure such failure;

          20.4 The making of a general assignment by Tenant for the benefit of creditors, the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant's creditors seeking the rehabilitation, liquidation, or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within ninety (90) days of such filing, the appointment of a receiver or other custodian to take possession of substantially all of Tenant's assets or this leasehold, Tenant's insolvency or inability to pay Tenant's debts or failure generally to pay Tenant's debts when due, any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant's assets, Tenant taking any action toward the dissolution or winding up of Tenant's affairs, the cessation or suspension of Tenant's use of the Premises, or the attachment, execution or other judicial seizure of substantially all of Tenant's assets or this leasehold;

          20.5 Tenant's use or storage of Hazardous Materials in, on or about the Premises other than as expressly permitted by the provisions of Section 29 below, unless cured as provided in Section 20.3; or

          20.6 The intentional making of any material misrepresentation or omission by Tenant in any materials delivered by or on behalf of Tenant to Landlord pursuant to this Lease.

21. REMEDIES FOR TENANT'S DEFAULT:

          21.1 LANDLORD'S RIGHTS: In the event of Tenant's material default under this Lease, Landlord may terminate Tenant's right to possession of the Premises by any lawful means in which case upon delivery of written notice by Landlord this Lease shall terminate on the date specified by Landlord in such notice and Tenant shall immediately surrender possession of the Premises to Landlord. In addition, the Landlord shall have the immediate right of re-entry whether or not this Lease is terminated, and if this right of re-entry is exercised following abandonment of the Premises by Tenant, Landlord may consider any personal property belonging to Tenant and left on the Premises to also have been abandoned. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 21 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant. If Landlord relets the Premises or any portion thereof, (i) Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning, redecorating, and other similar costs (collectively, the "Reletting Costs"), and (ii) the rent received by Landlord from such reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Base Rent, Operating Expenses, Tax Expenses, Common Area Expenses, and Utility Expenses; second, all costs including maintenance, incurred by Landlord in reletting; and, third, Base Rent, Operating Expenses, Tax Expenses, Common Area Expenses, Utility Expenses, and all other sums due under this Lease. Any and all of the Reletting Costs shall be fully chargeable to Tenant and shall not be prorated or otherwise amortized in relation to any new lease for the Premises or any portion thereof. After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord's reasonable costs in so doing, with interest at the maximum rate permitted by law from the date of such expenditure.

          21.2 DAMAGES RECOVERABLE: If Tenant defaults under this Lease and abandons the Premises before the end of the Term, or if Tenant's right to possession is terminated by Landlord because of a breach or default under this Lease, then in either such case, Landlord may recover from Tenant all damages suffered by Landlord as a result of Tenant's failure to perform its obligations hereunder, allowed by law and the worth at the time of the award (computed in accordance with paragraph (3) of Subdivision (a) of Section 1951.2 of the California Civil Code) of the amount by which the Rent then unpaid hereunder for the balance of the Lease Term exceeds the amount of such loss of Rent for the same period which Tenant proves could be reasonably avoided by Landlord and in such case, Landlord prior to the award, may relet the Premises for the purpose of mitigating damages suffered by Landlord because of Tenant's failure to perform its obligations hereunder; provided, however, that even though Tenant has abandoned the Premises following such default, this Lease shall nevertheless continue in full force and effect for as long as Landlord does not terminate Tenant's right of possession, and until such termination, Landlord shall have the remedy described in Section 1951.4 of the California Civil Code (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations) and may enforce all its rights and remedies under this Lease, including the right to recover the Rent from Tenant as it becomes due hereunder. The "worth at the time of the award" within the meaning of Subparagraphs (a)(1) and (a)(2) of Section 1951.2 of the California Civil Code shall be computed by allowing interest at the rate of ten percent (10%) per annum. Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

          21.3 RIGHTS AND REMEDIES CUMULATIVE: The foregoing rights and remedies of Landlord are not exclusive; they are cumulative in addition to any rights and remedies now or hereafter existing at law, in equity by statute or otherwise, or to any equitable remedies Landlord may have, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditor's rights generally. In addition to all remedies set forth above, if Tenant materially defaults under this Lease, any and all Base Rent waived by Landlord under Section 3 above shall be immediately due and payable to Landlord and all options granted to Tenant hereunder shall automatically terminate, unless otherwise expressly agreed to in writing by Landlord.

          21.4 WAIVER OF A DEFAULT: The waiver by Landlord of any default of any provision of this Lease shall not be deemed or construed a waiver of any other default by Tenant hereunder or of any subsequent default of this Lease, except for the default specified in the waiver.

22. HOLDING OVER: If Tenant holds possession of the Premises after the expiration of the Term of this Lease with Landlord's consent, Tenant shall become a tenant from month-to-month upon the terms and provisions of this Lease, provided the monthly Base Rent during the first two (2) months of such hold over period shall be 125% of the Base Rent due on the last month of the Lease Term and thereafter, monthly Base Rent shall be 150% of the Base Rent due on the last month of the Lease Term, payable in advance on or before the first day of each month. Acceptance by Landlord of the monthly Base Rent without the additional applicable increase of Base Rent shall not be deemed or construed as a waiver by Landlord of any of its rights to collect the increased amount of the Base Rent as provided herein at any time. Such month-to-month tenancy shall not constitute a renewal or extension for any further term. All options, if any, granted under the terms of this Lease shall be deemed automatically terminated and be of no force or effect during said month-to-month tenancy. Tenant shall continue in possession until such tenancy shall be terminated by either Landlord or Tenant giving written notice of termination to the other party at least thirty (30) days prior to the effective date of termination. This paragraph shall not be construed as Landlord's permission for Tenant to hold over. Acceptance of Base Rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.

23. LANDLORD'S DEFAULT: Landlord shall not be deemed in breach or default of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord hereunder. For purposes of this provision, a reasonable time shall not be less than thirty (30) days after receipt by Landlord of written notice specifying the nature of the obligation Landlord has not performed; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days, after receipt of written notice, is reasonably necessary for its performance, then Landlord shall not be in breach or default of this Lease if performance of such obligation is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

24. PARKING: Tenant shall have the exclusive right to use the number of parking spaces specified in the Basic Lease Information, provided, in the event of a sublease or assignment of the whole or any part of the Premises, the number of parking spaces for Tenant's exclusive use shall be reduced by an amount equal to four (4) parking spaces for each one thousand (1,000) square feet of Premises assigned or sublet.

25. SALE OF PREMISES: In the event of any sale of the Premises by Landlord or the cessation otherwise of Landlord's interest therein, Landlord shall be and is hereby entirely released from any and all of its obligations to perform or further perform under this Lease from or after the date of sale and from all liability hereunder accruing from or after the date of such sale; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease. For purposes of this Section 25, the term "Landlord" means only the owner and/or agent of the owner as such parties exist as of the date on which Tenant executes this Lease. A ground lease or similar long term lease by Landlord of the entire Buildings, of which the Premises are a part, shall be deemed a sale within the meaning of this Section 25. Tenant agrees to attorn to such new owner provided such new owner does not disturb Tenant's use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in default of any of the provisions of this Lease. Landlord agrees that Landlord shall not sell the separate legal parcels into which Landlord intends to divide the Premises (which term, for the purposes of this sentence, shall specifically not include Phase 2 and/or Phase 3 (as defined in Addendum 2 to this Lease) to more than one (1) owner.

26. WAIVER: No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant shall impair such a right or remedy or be construed as a waiver. The subsequent acceptance of Rent by Landlord after default by Tenant of any covenant or term of this Lease shall not be deemed a waiver of such default, other than a waiver of timely payment for the particular Rent payment involved, and shall not prevent Landlord from maintaining an unlawful detainer or other action based on such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or other sum or pursue any other remedy provided in this Lease. No failure, partial exercise or delay on the part of the Landlord in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

27. CASUALTY DAMAGE:

          27.1 CASUALTY. If the Premises or any part thereof shall be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice thereof to Landlord. Within ninety (90) days after receipt by Landlord of such notice, Landlord shall notify Tenant, in writing, whether the necessary repairs can reasonably be made, as reasonably determined by Landlord: (a) within one hundred twenty (120) days; (b) in more than one hundred twenty (120) days but in less than one hundred eighty (180) days; or (c) in more than one hundred eighty
(180) days, from the date of such notice. Notwithstanding anything to the contrary contained in this Section 27, if any portion of the Premises is damaged or destroyed due to the fault, negligence (active or passive) or material default of this Lease by Tenant or any of Tenant's Representatives, this Lease shall not terminate (and Tenant's termination rights in this Section 27 shall be of no force or effect), Rent shall not be diminished during the repair of such damage to the extent Landlord does not receive rental abatement insurance proceeds, and Tenant shall be liable to Landlord for the cost of the repair caused thereby to the extent such cost is not covered by insurance proceeds.

                     27.1.1 MINOR INSURED DAMAGE. If either (i) only one (1) Building is damaged and/or (ii) less than one-third (1/3) of the total rentable square footage for all Buildings then subject to the Lease are damaged, this Lease shall not terminate and, provided that insurance proceeds are available to fully repair the damage and/or Tenant otherwise contributes any shortfall thereof to Landlord, Landlord shall, with reasonable diligence, repair the damage, including Tenant Improvements, to substantially the same condition that existed prior to the occurrence of such casualty, except Landlord shall not be required to rebuild, repair, or replace any alterations or improvements installed by or for the benefit of Tenant or any part of Tenant's property, including without limitation, the Excess Tenant Improvements, Tenant's furniture, furnishings or trade fixtures and equipment removable by Tenant. The Rent payable hereunder shall be abated proportionately from the date of the occurrence of such insured damage until any and all repairs are substantially completed to the extent of the portion of the Premises which is rendered unusable and unfit for occupancy.

                     27.1.2 MAJOR INSURED DAMAGE. If (i) more than one (1) Building is damaged and (ii) more than one-third (1/3) of the total rentable square footage of all Buildings then subject to the Lease are damaged, and such damage is to such extent that repairs, rebuilding and/or restoration cannot be reasonably completed within two hundred seventy (270) days, then Landlord shall within ninety (90) days after such damage notify Tenant in writing that the repairs cannot be completed within two hundred seventy (270) days. For a period of thirty (30) days following the receipt of the above-mentioned notice from Landlord, either Landlord or Tenant may terminate this Lease by giving written notice thereof within such thirty (30) day period; and, in the event of such termination, this Lease shall terminate and the Rent payable hereunder shall be abated proportionately from the date of the occurrence of such damage; provided, however, in the event Landlord terminates this Lease as provided herein, Tenant may nonetheless elect to keep this Lease in full force and effect (even though Landlord has elected not to repair any damage), with respect to any Building which has no damage whatsoever and this Lease shall terminate as to any wholly or partially damaged Building. In the event of such election by Tenant, the Premises shall be reduced accordingly and the Rent payable hereunder shall be abated proportionately from the date of the occurrence of such damage. If Landlord elects to repair and Tenant does not elect to terminate the Lease, Landlord shall promptly commence and diligently prosecute to completion the repairs to the Premises, including the Tenant Improvements provided insurance proceeds are available to fully repair the damage and/or Tenant contributes any shortfall thereof to Landlord (except that Landlord shall not be required to rebuild, repair, or replace any alterations or improvements installed by Tenant or any part of Tenant's property, including without limitation, the Excess Tenant Improvements, Tenant's furniture, furnishings or trade fixtures and equipment removable by Tenant). During the time when Landlord is prosecuting such repairs to completion, the Rent payable hereunder shall be abated proportionately from the date of the occurrence of such insured damage until any and all repairs are substantially completed, to the extent of the portion of the Premises which are rendered unusable and are unfit for occupancy.

                     27.1.3 DAMAGE NEAR END OF TERM. If the Premises are damaged or destroyed to an extent affecting more than twenty-five percent (25%) of the rentable square footage of the Buildings during the last year of the then applicable term of this Lease and Tenant has not or does not within thirty (30) days of such damage exercise any option to extend the Lease (which exercise by Tenant shall serve to extend the Term of this Lease and thereafter Tenant shall not have the right to terminate this Lease as a result of such casualty), either Landlord or Tenant may, at its option, cancel and terminate this Lease by giving written notice to the other party of its election to do so within thirty (30) days after receipt by Landlord of notice from Tenant of the occurrence of such casualty. If either party so elects to terminate this Lease, Tenant shall promptly vacate the damaged Building or Buildings and have six (6) months to vacate the remainder of the Buildings which are undamaged provided that the Rent shall continue to be paid proportionately to the amount of rentable square footage that Tenant continues to occupy during this period.

          27.2 UNINSURED CASUALTY; LENDER'S APPLICATION OF PROCEEDS. Tenant shall be responsible for and shall pay to Landlord, as Additional Rent, any commercially reasonable deductible amounts under the insurance policies for the Premises and/or the Building. So long as Landlord actually maintains the insurance policies required to be maintained by Landlord under this Lease, if any portion of the Premises is damaged and (i) such damage is not fully covered by insurance proceeds received by Landlord due to the casualty being uninsured,
(ii) a holder of indebtedness secured by the Premises applies the insurance proceeds to the debt, or (iii) the deductible amounts under the policies make rebuilding unfeasible in Landlord's reasonable judgment, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Tenant of any such event, whereupon all rights and obligations shall cease and terminate hereunder (except for those obligations expressly provided for in this Lease to survive such termination of the Lease); provided, however, in any of such events described above in (i), (ii) or (iii) of this Section 27.2, Tenant may elect to keep the Lease in full force and effect by (x) delivering a notice of such election to Landlord during the thirty (30) day period referenced in this Section 27.2 and (y) making a loan (upon the terms and conditions set forth below) to Landlord in the amount of any shortfall between the amount of the available insurance proceeds and the cost of repairing and restoring the Premises due to the occurrence of any of the events described in (i), (ii) or
(iii) above (the "Shortfall Amount"). Prior to the commencement of any repairs, Tenant shall cause the Shortfall Amount to be placed in a mutually agreeable fund control which provides adequate assurance to Landlord that the Shortfall Amount will be available for the repairs. In the event Landlord shall not repay the loan for the Shortfall Amount as and when due, Tenant shall receive a credit against each monthly payment of Rent under the Lease from and after the date of Landlord's failure to repay the loan in an amount equal to the monthly payment of the loan for the Shortfall Amount not made to Tenant by Landlord. Any loan made by Tenant hereunder shall bear interest at a variable rate equal to the prime rate as published in the Wall Street Journal plus one hundred (100) basis points (1%), but not to exceed eleven percent (11%) per annum, amortized from the date the loan for such Shortfall Amount is first drawn upon by Landlord over the balance of the Lease Term (including any option terms exercised by Tenant). Interest on the Shortfall Amount shall be imputed whether or not Tenant actually obtains a loan for the Shortfall Amount.

          27.3 TENANT'S WAIVER. Landlord shall not be liable for any inconvenience or annoyance to Tenant, injury to the business of Tenant, loss of use of any part of the Premises by Tenant or loss of Tenant's personal property, resulting in any way from such damage, destruction or the repair thereof, except that, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are unusable and unfit for occupancy as specifically provided above in this Section 27. With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair, except as expressly set forth herein, Tenant hereby waives all rights to terminate this Lease or offset any amounts against Rent pursuant to rights accorded Tenant by any law currently existing or hereafter enacted, including but not limited to, all rights pursuant to the provisions of Sections 1932(2.), 1933(4.), 1941 and 1942 of the California Civil Code, as the same may be amended or supplemented from time to time.

28. CONDEMNATION: If twenty-five percent (25%) or more of the Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation for any public or quasi-public use or purpose ("Condemned"), then Tenant or Landlord may terminate this Lease as of the date when physical possession of the Premises is taken and title vests in such condemning authority, and Rent shall be adjusted to the date of termination. Tenant shall not because of such condemnation assert any claim against Landlord or the condemning authority for any compensation because of such condemnation, and, except as set forth below, Landlord shall be entitled to receive the entire amount of any award without deduction for any estate of interest or other interest of Tenant; provided, however, the foregoing provisions shall not preclude Tenant, at Tenant's sole cost and expense, from obtaining any separate award to Tenant for loss of or damage to Tenant's trade fixtures, Excess TIs, removable personal property and goodwill or for damages for cessation or interruption of Tenant's business provided such award is separate from Landlord's award and provided further such separate award does not diminish or impair the award otherwise payable to Landlord. In addition to the foregoing, Tenant shall be entitled to seek compensation for the relocation costs recoverable by Tenant pursuant to the provisions of California Government Code Section 7262. If neither party elects to terminate this Lease, Landlord shall, if necessary, promptly proceed to restore the Premises or the Building(s) to substantially its same condition prior to such partial condemnation, allowing for the reasonable effects of such partial condemnation, and a proportionate allowance shall be made to Tenant, as reasonably determined by Landlord, for the Rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of such partial condemnation and restoration. Landlord shall not be required to spend funds for restoration in excess of the amount received by Landlord



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

as compensation awarded. The Base Rent shall be reduced on a pro rata basis to the extent that the square footage of the Premises is reduced as a result of any condemnation.

29. ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS:

          29.1 HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE: Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord Tenant's initial Hazardous Materials Disclosure Certificate (the "Initial HazMat Certificate"), a copy of which is attached hereto as Exhibit G and incorporated herein by this reference. Tenant covenants, represents and warrants to Landlord that the information on the Initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant. Tenant shall commencing with the date which is one year from the Commencement Date and continuing every year thereafter, complete, execute, and deliver to Landlord, a Hazardous Materials Disclosure Certificate ("the "HazMat Certificate") describing Tenant's present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord. The HazMat Certificate required hereunder shall be in substantially the form as that which is attached hereto as Exhibit E.

          29.2 DEFINITION OF HAZARDOUS MATERIALS: As used in this Lease, the term Hazardous Materials shall mean and include (a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws; (b) petroleum, petroleum by products, gasoline, diesel fuel, crude oil or any fraction thereof; (c) asbestos and asbestos containing material, in any form, whether friable or non-friable;
(d) polychlorinated biphenyls; (e) radioactive materials; (f) lead and lead-containing materials; (g) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law (defined below); or (h) any materials which cause or threatens to cause a nuisance upon or waste to any portion of the Premises or any surrounding property; or poses or threatens to pose a hazard to the health and safety of persons on the Premises or any surrounding property.

          29.3 PROHIBITION; ENVIRONMENTAL LAWS: Except for items disclosed in the Initial HazMat Disclosure Certificate and other than office supplies and janitorial supplies normally used in premises similar to the Premises and stored in their original packaging, Tenant shall not be entitled to use nor store any Hazardous Materials on, in, or about the Premises or any portion of the foregoing, without, in each instance, obtaining Landlord's prior written consent thereto. If Landlord consents to any such usage or storage, then Tenant shall be permitted to use and/or store only those Hazardous Materials that are necessary for Tenant's business and to the extent disclosed in the HazMat Certificate and as expressly approved by Landlord in writing, provided that such usage and storage is only to the extent of the quantities of Hazardous Materials as specified in the then applicable HazMat Certificate as expressly approved by Landlord and provided further that such usage and storage is in full compliance with any and all local, state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts' decisions, ordinances, rules and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant or all or any portion of the Premises (collectively, the "Environmental Laws"). Tenant agrees that any changes to the type and/or quantities of Hazardous Materials specified in the most recent HazMat Certificate may be implemented only with the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion. Tenant shall not be entitled nor permitted to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord's sole discretion. Landlord shall have the right at all times during the Term of this Lease to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section 29, and (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about any portion of the Premises and/or the Common Area. The cost of all such inspections, tests and investigations shall be borne solely by Tenant, if Landlord reasonably determines that Tenant or any of Tenant's Representatives are directly or indirectly responsible in any manner for any contamination revealed by such inspections, tests and investigations. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord's part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant and Tenant's Representatives with respect to Hazardous Materials, including without limitation, Tenant's operation, use and any remediation related thereto, or (b) liability on the part of Landlord and its representatives for Tenant's use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

          29.4 TENANT'S ENVIRONMENTAL OBLIGATIONS: Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about any portion of the Premises or in any Common Area. Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal,



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

emission, migration or transportation of Hazardous Materials arising from or related to the intentional or negligent acts or omissions of Tenant or Tenant's Representatives such that the affected portions of the Premises and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord's prior written consent, which consent shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on any portion of the Premises or the Common Area. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord's prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof. If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon demand, for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises and Common Area after the satisfactory completion of such work.

          29.5 ENVIRONMENTAL INDEMNITY: In addition to Tenant's obligations as set forth hereinabove, Tenant agrees to, and shall, protect, indemnify, defend (with counsel acceptable to Landlord) and hold Landlord and the other Indemnitees harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses (including, without limitation, diminution in value of any portion of the Premises or the Common Area, damages for the loss of or restriction on the use of rentable or usable space, and from any adverse impact of Landlord's marketing of any space within the Buildings), suits, administrative proceedings and costs (including, but not limited to, attorneys' and consultant fees and court costs) arising at any time during or after the Term of this Lease in connection with or related to, directly or indirectly, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials on, in or about any portion of the Premises or the Common Area, as a result (directly or indirectly) of the intentional or negligent acts or omissions of Tenant or any of Tenant's Representatives. Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Premises nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant from its obligations of indemnification pursuant hereto. Tenant shall not be relieved of its indemnification obligations under the provisions of this Section 29.5 due to Landlord's status as either an "owner" or "operator" under any Environmental Laws.

          29.6 SURVIVAL: Tenant's obligations and liabilities pursuant to the provisions of this Section 29 shall survive the expiration or earlier termination of this Lease. If it is determined by Landlord that the condition of all or any portion of the Premises or Common Area is not in compliance with the provisions of this Lease with respect to Hazardous Materials, including without limitation all Environmental Laws at the expiration or earlier termination of this Lease, then in Landlord's sole discretion, Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in the condition in which the Premises existed as of the Commencement Date and prior to the appearance of such Hazardous Materials except for reasonable wear and tear, including without limitation, the conduct or performance of any closures as required by any Environmental Laws. The burden of proof hereunder shall be upon Tenant. For purposes hereof, the term "reasonable wear and tear" shall not include any deterioration in the condition or diminution of the value of any portion of the Premises or Common Area in any manner whatsoever related to directly, or indirectly, Hazardous Materials. Any such holdover by Tenant will be with Landlord's consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to the provisions of Section 22 of this Lease.

          29.7 EXCULPATION OF TENANT: Tenant shall not be liable to Landlord for nor otherwise obligated to Landlord under any provision of the Lease with respect to the following: (i) any claim, remediation, obligation, investigation, obligation, liability, cause of action, attorney's fees, consultants' cost, expense or damage resulting from any Hazardous Materials present in, on or about the Premises or the Buildings to the extent not caused or otherwise permitted, directly or indirectly, by Tenant or Tenant's Representatives; or (ii) the removal, investigation, monitoring or remediation of any Hazardous Material present in, on or about the Premises or the Buildings caused by any source, including third parties, other than Tenant or Tenant's Representatives; provided, however, Tenant shall be fully liable for and otherwise obligated to Landlord under the provisions of this Lease for all liabilities, costs, damages, penalties, claims, judgments, expenses (including without limitation, attorneys' and experts' fees and costs) and losses to the extent (a) Tenant or any of Tenant's Representatives contributes to the presence of such Hazardous Materials, or Tenant and/or any of Tenant's Representatives exacerbates the conditions caused by such Hazardous Materials, or (b) Tenant and/or Tenant's Representatives allows or permits persons over which Tenant or any of Tenant's Representatives has control, and/or for which Tenant or any of Tenant's Representatives are legally responsible for, to cause such Hazardous Materials to be present in, on, under, through or about any portion of the Premises or Common Area, or (c) Tenant and/or any of Tenant's Representatives does not take all reasonably appropriate actions to prevent such persons over which Tenant or any of Tenant's Representatives has control and/or for which Tenant or any of Tenant's Representatives are legally responsible from causing the presence of Hazardous Materials in, on, under, through or about any portion of the Premises.

          29.8 ACKNOWLEDGMENT OF ENVIRONMENTAL REPORT: Tenant hereby acknowledges that Landlord has delivered and Tenant has received and reviewed that certain Phase I Environmental Site Assessment Report prepared by Dudek & Associates, dated November 1995 and that certain draft Phase I Environmental Site Assessment Report prepared by Camp Dresser & McKee, Inc., dated March 17, 1997 and that certain Supplemental Geotechnical Investigation Report prepared by Robert Prater Associates, dated December 1997, and that certain Phase II Environment Site Characterization Report prepared by Genesis Environmental Corporation, dated July 28, 1997 (collectively, "Report"). Landlord represents to Tenant that, to Landlord's actual (not constructive or imputed and without additional investigation or inquiry) knowledge, there are no other Hazardous Materials present in, on or under the Premises or the Common Area except as set forth in the Report. Landlord shall, within one hundred eighty (180) days of the Lease Date, cause the preparation of an additional environmental report the scope and subject matter of which shall be reasonably determined by Landlord ("Additional Report"); provided, prior to the commencement of any investigation or inquiry which is the subject matter of the Additional Report, Tenant may inquire in writing as to the scope and/or methods to be employed in such Additional Report and Tenant request in writing that Landlord cause the scope and/or methods to be employed in such Additional Report to be altered or expanded. Such request by Tenant shall be approved or disapproved by Landlord in Landlord's reasonable judgment. Landlord shall be responsible for the payment of the Additional Report to the extent and only to the extent the investigation and/or inquiry in such Additional Report is expressly and specifically required by any applicable governmental agency or by Landlord's lender; otherwise, Tenant shall be responsible for payment of the Additional Report. At no time during the Term shall Tenant have the right or ability to independently perform or cause the performance of an environmental assessment of the Land and/or Buildings. Landlord shall provide the Additional Report to Tenant; however, in no event shall Tenant be entitled to rely on such Additional Report and such Additional Report shall be provided to Tenant without representation or warranty of any kind or nature. Landlord and Tenant agree to keep strictly confidential the Additional Report and any and all matters discussed therein; provided, however, that notwithstanding the foregoing, the existence of the Report and Additional Report and the matters discussed therein may be disclosed (i) to the extent as may be required by law, regulation, court order, subpoena, or otherwise necessary to defend or prosecute a claim, (ii) by Landlord, to any of Landlord's officers, directors, partners, members, employees, paralegals, advisors, agents, attorneys, accountants, inspectors, consultants, potential or actual investors, partners, members, assignees, potential or actual lenders and potential or actual purchasers of the Premises, and (iii) by Tenant, to Tenant's actual or potential assignees or sublessees, officers, directors, employees, advisors, agents, attorneys and accountants. Any Hazardous Material disclosed by such Additional Report shall not be deemed a breach of the above representation made by Landlord.

          29.9 EXIT REPORT: Tenant shall notify Landlord in writing no more than two hundred forty (240) days and no less than one hundred twenty (120) days prior to the expiration or earlier termination of this Lease that Tenant desires Landlord to cause the preparation of, at Tenant's sole cost and expense, an environmental site assessment of the Premises ("Exit Report"). Within sixty (60) days of receipt of such written notification, Landlord shall cause such Exit Report to be prepared and delivered to Tenant. The scope and subject matter of such Exit Report shall be reasonably determined by Landlord; provided, the Exit Report shall be prepared in a manner consistent with the scope of and methods used in the Report and Additional Report unless Landlord determines that Tenant's use of the Premises requires additional testing or a change in the scope or methods of the Report and Additional Report. In the event of such determination by Landlord, Landlord shall have the right to cause such additional testing and/or change in the scope and/or methods of the Report and Additional Report as Landlord deems prudent. In no event shall Tenant be entitled to rely on such Exit Report and such Exit Report shall be provided to Tenant without representation or warranty of any kind or nature. Landlord and Tenant agree to keep strictly confidential the Exit Report and any and all matters discussed therein; provided, however, that notwithstanding the foregoing, the existence of the Exit Report and the matters discussed therein may be disclosed (i) to the extent as may be required by law, regulation, court order, subpoena, or otherwise necessary to defend or prosecute a claim, (ii) by Landlord, to any of Landlord's officers, directors, partners, members, employees, paralegals, advisors, agents, attorneys, accountants, inspectors, consultants, potential or actual investors, partners, members, assignees, potential or actual lenders and potential or actual purchasers of the Premises, and (iii) by Tenant, to Tenant's actual or potential assignees or sublessees, officers, directors, employees, advisors, agents, attorneys and accountants. No later than the expiration or earlier termination of this Lease, Tenant shall correct any deficiencies identified in such Exit Report as being caused by or being the probable result of Tenant's operation in accordance with its obligations under this Section 29. The preparation of such Exit Report shall not constitute a consent or waiver by Landlord of any kind or nature as to any matter disclosed or not disclosed in such Exit Report. This Section 29 is the exclusive provision in this Lease regarding cleanup, repairs or maintenance arising from the receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Hazardous Material in, upon or about the Premises and Common Area, by Tenant or Tenant's Representatives and the provisions of Section 11 (Repairs and Maintenance) shall not apply thereto.

30. FINANCIAL STATEMENTS: The following provisions of this Section 30 shall only apply if Tenant is no longer a publicly traded company. Tenant, for the reliance of Landlord, any lender holding or anticipated to acquire a lien upon the Premises or any portion thereof, or any prospective purchaser of the Premises or any portion thereof, within ten (10) days after Landlord's request therefor, but not more often than once annually so long as Tenant is not in default of this Lease, shall deliver to Landlord the then current audited financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available) which statements shall be prepared or compiled by a certified public accountant and shall present fairly the financial condition of Tenant at such dates and the result of its operations and changes in its financial positions for the periods ended on such dates. If an audited financial statement has not been prepared, Tenant shall provide Landlord with an unaudited financial statement and/or such other information, the type and form of which are acceptable to Landlord in Landlord's reasonable discretion, which reflects the financial condition of Tenant. If Landlord so requests, Tenant shall deliver to Landlord an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied. Any and all options granted to Tenant hereunder shall be subject to and conditioned upon Landlord's reasonable approval of Tenant's financial condition at the time of Tenant's exercise of any such option.

31. GENERAL PROVISIONS:

          31.1 TIME. Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

          31.2 SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

          31.3 RECORDATION. Landlord and Tenant shall execute and record a short form memorandum of this Lease as set forth in Exhibit B to this Lease.

          31.4 LANDLORD'S PERSONAL LIABILITY. The liability of Landlord (which, for purposes of this Lease, shall include Landlord and the owner of the Buildings if other than Landlord) to Tenant for any default by Landlord under the terms of this Lease shall be limited to the actual interest of Landlord and its present or future partners or members in the Premises or the Buildings, and Tenant agrees to look solely to the Premises for satisfaction of any liability and shall not look to other assets of Landlord nor seek any recourse against the assets of the individual partners, members, directors, officers, shareholders, agents or employees of Landlord (including without limitation, any property management company of Landlord); it being intended that Landlord and the individual partners, members, directors, officers, shareholders, agents and employees of Landlord (including without limitation, any property management company of Landlord) shall not be personally liable in any manner whatsoever for any judgment or deficiency. The liability of Landlord under this Lease is limited to its actual period of ownership of title to the Premises or the Buildings, and Landlord shall be automatically released from further performance under this Lease and from all further liabilities and expenses hereunder accruing after the date of such transfer of Landlord's interest in the Premises or the Buildings.

          31.5 SEPARABILITY. Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provision shall remain in full force and effect.

          31.6 CHOICE OF LAW. This Lease shall be governed by, and construed in accordance with, the laws of the State of California.

          31.7 ATTORNEYS' FEES. In the event any dispute between the parties results in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing for all reasonable costs and expenses, including, without limitation, reasonable attorneys' and experts' fees and costs incurred by the prevailing party in connection with such litigation or other proceeding, and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any. In the event that Tenant is named in any litigation or other proceeding due to the acts or omissions of Landlord with respect to the Common Area only and Tenant is a prevailing party in such litigation or proceeding involving the Common Area only, Tenant shall be reimbursed by Landlord for all reasonable attorneys' fees, expert fees and court costs incurred by the Tenant in connection with such litigation or other proceeding, and any appeal thereof.

          31.8 ENTIRE AGREEMENT. This Lease supersedes any prior agreements, representations, negotiations or correspondence between the parties, and contains the entire agreement of the parties on matters covered. No other agreement, statement or promise made by any party, that is not in writing and signed by all parties to this Lease, shall be binding.

          31.9 WARRANTY OF AUTHORITY. On the date that Tenant executes this Lease, Tenant shall deliver to Landlord an original certificate of status for Tenant issued by the California Secretary of State or statement of partnership for Tenant recorded in the county in which the Premises are located, as applicable, and such other documents as Landlord may reasonably request with regard to the lawful existence of Tenant. Each person executing this Lease on behalf of a party represents and warrants that (1) such person is duly and validly authorized to do so on behalf of the entity it purports to so bind, and
(2) if such party is a partnership, corporation or trustee, that such partnership, corporation or trustee has full right and authority to enter into this Lease and perform all of its obligations hereunder. Tenant hereby warrants that this Lease is valid and binding upon Tenant and enforceable against Tenant in accordance with its terms.

          31.10 NOTICES. Any and all notices and demands required or permitted to be given hereunder to Landlord shall be in writing and shall be sent: (a) by United States mail, certified and postage prepaid; or (b) by personal delivery; or (c) by overnight courier, addressed to Landlord at 30 Executive Park, Suite 100, Irvine, California 92614-6741. Any and all notices and demands required or permitted to be given hereunder to Tenant shall be in writing and shall be sent:
(i) by United States mail, certified and postage prepaid; or (ii) by personal delivery to any employee or agent of Tenant over the age of eighteen (18) years of age; or (iii) by overnight courier, all of which shall be addressed to Tenant at the Premises. Notice and/or demand shall be deemed given upon the earlier of actual receipt or the third day following deposit in the United States mail. Any notice required by any statute or law now or hereafter in effect, including, but not limited to, California Code of Civil Procedure Sections 1161, 1161.1, and 1162 (including any amendments, supplements or substitutions thereof), is hereby waived by Tenant.

          31.11 JOINT AND SEVERAL. If Tenant consists of more than one person or entity, the obligations of all such persons or entities shall be joint and several.

          31.12 COVENANTS AND CONDITIONS. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.

          31.13 WAIVER OF JURY TRIAL. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way related to this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises and/or any claim of injury, loss or damage.

          31.14 [INTENTIONALLY OMITTED.]

          31.15 UNDERLINING. The use of underlining within the Lease is for Landlord's reference purposes only and no other meaning or emphasis is intended by this use, nor should any be inferred.

          31.16 MERGER. The voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof by Landlord and Tenant, or a termination of this Lease by Landlord for a material default by Tenant hereunder, shall not work a merger, and, at the sole option of Landlord, (i) shall terminate all or any existing subleases or subtenancies, or (ii) may operate as an assignment to Landlord of any or all of such subleases or subtenancies. Landlord's election of either or both of the foregoing options shall be exercised by delivery by Landlord of written notice thereof to Tenant and all known subtenants under any sublease.

32. SIGNS: Tenant shall have the right to install a sign or signs on each of the Buildings depicting Tenant's name and logo, provided, all signs and graphics of every kind visible in or from public view or corridors or the exterior of the Premises shall be subject to Landlord's prior written reasonable approval, the terms, covenants and conditions of any Recorded Matters and shall be subject to any applicable governmental laws, ordinances, and regulations. Tenant shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in a manner as to avoid damage or defacement of the Premises; and Tenant shall repair any damage or defacement, including without limitation, discoloration caused by such installation or removal. Landlord shall have the right, at its option, to deduct from the Security Deposit such sums as are reasonably necessary to remove such signs, including, but not limited to, the costs and expenses associated with any repairs necessitated by such removal. Tenant further agrees to maintain any such sign, awning, canopy, advertising matter, lettering, decoration or other thing as may be approved in good condition and repair at all times.

33. MORTGAGEE PROTECTION: Upon any default on the part of Landlord, Tenant will give written notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises who has provided Tenant with notice of their interest together with an address for receiving notice, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default (which, in no event shall be not more than one hundred twenty (120) days), including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure. If such default cannot be cured within such time period, then such additional time as may be necessary will be given to such beneficiary or mortgagee to effect such cure so long as such beneficiary or mortgagee has commenced the cure within the original time period and thereafter diligently pursues such cure to



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

completion, in which event this Lease shall not be terminated while such cure is being diligently pursued. Tenant agrees that each lender to whom this Lease has been assigned by Landlord is an express third party beneficiary hereof. Tenant shall not make any prepayment of Rent more than one (1) month in advance without the prior written consent of each such lender, except if Tenant is required to make quarterly payments of Rent in advance pursuant to the provisions of Section 8 above. Tenant waives the collection of any deposit from such lender(s) or any purchaser at a foreclosure sale of such lender(s)' deed of trust unless the lender(s) or such purchaser shall have actually received and not refunded the deposit. Tenant agrees to make all payments under this Lease to the lender with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such lender. Tenant shall comply with such written direction to pay without determining whether an event of default exists under such lender's loan to Landlord. Nothing herein shall diminish any rights of Tenant under Civil Code Section 1950.7.

34. QUITCLAIM: Upon any termination of this Lease, Tenant shall, at Landlord's request, execute, have acknowledged and deliver to Landlord a quitclaim deed of Tenant's interest in and to the Premises. If Tenant fails to so deliver to Landlord such a quitclaim deed, Tenant hereby agrees that Landlord shall have the full authority and right to record such a quitclaim deed signed only by Landlord and such quitclaim deed shall be deemed conclusive and binding upon Tenant.

35. [INTENTIONALLY OMITTED.]

36. WARRANTIES OF TENANT: Tenant hereby warrants and represents to Landlord, for the express benefit of Landlord, that Tenant has undertaken a complete and independent evaluation of the risks inherent in the execution of this Lease and the operation of the Premises for the use permitted hereby, and that, based upon said independent evaluation, Tenant has elected to enter into this Lease and, except as otherwise expressly set forth in this Lease, hereby assumes all risks with respect thereto. Tenant hereby further warrants and represents to Landlord, for the express benefit of Landlord, that in entering into this Lease, Tenant has not relied upon any statement, fact, promise or representation (whether express or implied, written or oral) not specifically set forth herein in writing and that any statement, fact, promise or representation (whether express or implied, written or oral) made at any time to Tenant, which is not expressly incorporated herein in writing, is hereby waived by Tenant.

37. COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT: Landlord and Tenant hereby agree and acknowledge that the Premises may be subject to the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq, including, but not limited to Title III thereof, all regulations and guidelines related thereto, together with any and all laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof, including all requirements of Title 24 of the State of California, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented (collectively, the "ADA"). Any Tenant Improvements to be constructed hereunder shall be in compliance with the requirements of the ADA, and all costs incurred for purposes of compliance therewith shall be a part of and included in the costs of the Tenant Improvements. Tenant shall be solely responsible for conducting its own independent investigation of this matter and for ensuring that the design of all Tenant Improvements strictly comply with all requirements of the ADA. Subject to reimbursement pursuant to Section 6 of the Lease, if any barrier removal work or other work is required to the Premises under the ADA, then such work shall be the responsibility of Landlord; provided, if such work is required under the ADA as a result of Tenant's use of the Premises or any work or alteration made to the Premises by or on behalf of Tenant, then such work shall be performed by Landlord at the sole cost and expense of Tenant. Except as otherwise expressly provided in this provision, Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of the ADA, including without limitation, not discriminating against any disabled persons in the operation of Tenant's business in or about the Premises, and offering or otherwise providing auxiliary aids and services as, and when, required by the ADA. Within ten (10) days after receipt, Landlord and Tenant shall advise the other party in writing, and provide the other with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Premises or the Buildings; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Premises or the Buildings; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises or the Buildings. Tenant shall and hereby agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and the other Indemnitees harmless and indemnify the Indemnitees from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including reasonable attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Tenant's or Tenant's Representatives' violation or alleged violation of the ADA. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

38. BROKERAGE COMMISSION: Landlord and Tenant each represents and warrants for the benefit of the other that it has had no dealings with any real estate broker, agent or finder in connection with the Premises and/or the negotiation of this Lease, except for the Broker(s) (as set forth on Page 1), and that neither party knows of no other real estate broker, agent or finder who is or might be entitled to a real estate brokerage commission or finder's fee in connection with this Lease or otherwise based upon contacts between the claimant and such party. Landlord shall be responsible for the payment of a brokerage commission to Broker pursuant to separate agreement between Broker and Landlord. Each party shall indemnify and hold harmless the other from and against any and all liabilities or expenses arising out of claims made for a fee or commission by any real estate broker, agent or finder in connection with the Premises and this Lease other than Broker(s), if any, resulting from the actions of the indemnifying party. Any real estate brokerage commission or finder's fee payable to the Broker(s) in connection with this Lease shall only be payable and applicable to the extent of the initial Term of the Lease and to the extent of the Premises as same exist as of the date on which Tenant executes this Lease. Unless expressly agreed to in writing by Landlord and Broker(s), no real estate brokerage commission or finder's fee shall be owed to, or otherwise payable to, the Broker(s) for any renewals or other extensions of the initial Term of this Lease or for any additional space leased by Tenant other than the Premises as same exists as of the date on which Tenant executes this Lease. Tenant further represents and warrants to Landlord that Tenant will not receive (i) any portion of any brokerage commission or finder's fee payable to the Broker(s) in connection with this Lease or (ii) any other form of compensation or incentive from the Broker(s) with respect to this Lease.

39. QUIET ENJOYMENT: Landlord covenants with Tenant, upon the paying of Rent and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, and during the periods that Tenant is not otherwise in default of any of the terms or provisions of this Lease, and subject to the rights of any of Landlord's lenders, (i) that Tenant shall and may peaceably and quietly hold, occupy and enjoy the Premises during the Term of this Lease, and
(ii) neither Landlord, nor any successor or assign of Landlord, shall disturb Tenant's occupancy or enjoyment of the Premises.

40. LANDLORD'S ABILITY TO PERFORM TENANT'S UNPERFORMED OBLIGATIONS:
Notwithstanding anything to the contrary contained in this Lease, if Tenant shall fail to perform any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant pursuant to this Lease, and/or if the failure of Tenant relates to a matter which in Landlord's judgment reasonably exercised is of an emergency nature and such failure shall remain uncured for a period of time commensurate with such emergency, then Landlord may, at Landlord's option without any obligation to do so, and in its sole discretion as to the necessity therefor, perform any such term, provision, covenant, or condition, or make any such payment and Landlord by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant. If Landlord so performs any of Tenant's obligations hereunder, the full amount of the cost and expense entailed or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall promptly pay to Landlord upon demand, as Additional Rent, the full amount thereof with interest thereon from the date of payment at the greater of (i) ten percent (10%) per annum, or (ii) the highest rate permitted by applicable law and Enforcement Expenses. The obligation of Tenant to pay any amounts to Landlord in accordance with the terms of this Section 40 shall survive the expiration or earlier termination of this Lease.

41. TENANT'S ABILITY TO PERFORM LANDLORD'S UNPERFORMED OBLIGATIONS:
Notwithstanding anything to the contrary contained in this Lease, if Landlord shall fail to perform any of the terms, provisions, covenants or conditions to be performed or complied with by Landlord pursuant to this Lease after expiration of all applicable notice and cure periods for Landlord's and any mortgagee's benefit as set forth in Sections 23 and 33, respectively and/or if the failure of Landlord relates to a matter which in Tenant's judgment reasonably exercised is of an emergency nature and such failure shall remain uncured for a period of time commensurate with such emergency, then Tenant may, at Tenant's option, without any obligation to do so, after delivery of prior written notice to Landlord, perform any such term, provision, covenant, or condition. If Tenant so performs any of Landlord's obligations hereunder, the full amount of the reasonable costs and expenses incurred shall immediately be owing by Landlord to Tenant, and Landlord shall pay to Tenant the full amount thereof within sixty (60) days of Landlord's receipt of Tenant's written demand therefor. If Landlord fails to pay such sums within said 60-day period, and provided there does not then exist a good faith dispute thereof on the part of Landlord, Tenant may deduct such sums so demanded from the next installment of Base Rent then due from Tenant hereunder. The obligation of Landlord to pay any amounts to Tenant in accordance with the terms of this Section 41 shall survive the expiration or earlier termination of this Lease.

42. SATELLITE DISH: Tenant shall have the right (but only to the extent permitted by the City of Carlsbad and all agencies and governmental authorities having jurisdiction thereof), at Tenant's sole cost and expense, to install and operate a satellite or microwave dish or dishes ("Satellite Dish") along with any necessary cables ("Cables") on a portion of the roof of each Building ("Roof Space") and upon the Land (but such Equipment (defined below) shall only be allowed to be placed on the Premises pursuant to the City of Carlsbad or other applicable governmental authority approval) for the Term of the Lease (the Satellite Dish and Cables are hereinafter collectively referred to as the "Equipment"). The location and size of the Equipment shall be subject to Landlord's approval in accordance with the approvals under the Work Letter, which approval shall be based upon that which best promotes the safety, aesthetics and efficiency of the Equipment; provided, all of the Equipment and any modifications thereto or placement thereof shall be (i) at Tenant's sole cost and expense, (ii) contained visually within the roof screen, (iii) installed and operated to Landlord's reasonable specifications, and (iv) installed, maintained, operated and removed in accordance with all Recorded Matters and applicable Laws. Landlord shall cooperate reasonably with Tenant to modify the roof screen placement (subject to all applicable Laws and Recorded Matters) if required for signal quality, reconfiguration due to the installation of any HVAC systems and other reasonable considerations; provided, the cost of all such modifications shall be the responsibility of Tenant. All modifications to the Buildings, including the roofs and Roof Space, if any, shall be reasonably approved by Landlord prior to commencement of any work with respect to the Equipment. No additional rent shall be paid by Tenant for use of the Roof Space and operation of the Equipment. The Equipment shall remain the property of Tenant and Tenant shall remove the Equipment upon the expiration or earlier termination of the Lease. Tenant shall restore the Roof Space and any other portion of the Buildings affected by the Equipment to its original condition, excepting ordinary wear and tear and/or damage or destruction due to fire or other casualty not caused directly or indirectly by Tenant, its agents, employees, contractors or the Equipment or any part thereof. Tenant may not assign, lease, rent, sublet or otherwise transfer any of its interest in the Roof Space or the Equipment except together with the remainder of the Premises as more particularly set forth in Section 15. Each of the other provisions of this Lease shall be applicable to the Equipment and the use of the Roof Space by Tenant, including without limitation, Sections 12 and 14 of this Lease. The Equipment shall comply with all-non-interference rules of the Federal Communications Commission. If applicable, Tenant shall provide to Landlord a copy of (i) the Federal Communications Commission (or other agency) grant which has awarded frequencies to Tenant and (ii) a list of Tenant's frequencies. Tenant acknowledges and agrees that Tenant shall not have the right to change Tenant's frequencies without Landlord's prior written consent. Landlord may, at any time and at Landlord's sole cost and expense, relocate the Equipment, including, without limitation, the antenna and any wiring, to a mutually agreeable alternative site within the Premises upon sixty (60) days' notice to Tenant. Upon relocation, Tenant's means of access and utility lines will be relocated by Landlord or, at Landlord's option, by Tenant as required to operate and maintain Equipment. Except as expressly provided in this Paragraph, in no event shall the relocation of the Equipment, or any part thereof, affect, alter, modify, or otherwise change any of the terms and conditions of the Lease. Anything to the contrary contained herein notwithstanding, if, during the Lease Term, as such Term may be extended, Landlord, in its reasonable judgment, believes that the Equipment poses a human health or environmental hazard that cannot be remediated or has not been remediated within ten (10) days after Tenant has been notified thereof, then Tenant shall immediately cease all operations of the Equipment and Tenant shall remove all of the Equipment within thirty (30) days thereafter. Tenant represents to Landlord that the Equipment shall not emit or project any electro-magnetic fields which pose a human health or environmental hazard. In addition, Tenant shall be responsible for insuring the Equipment and Landlord shall have no responsibility therefor. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord) and hold harmless Landlord from any



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and all claims, demands, liabilities, damages, judgments, costs and expenses
(including reasonable attorneys' fees) Landlord may suffer or incur arising out of or related to the installation, use, operation, maintenance, replacement and/or removal of the Equipment or any portion thereof.

          IN WITNESS WHEREOF, this Lease is executed by the parties as of the Lease Date referenced on Page 1 of this Lease.


LANDLORD:

W9/LNP REAL ESTATE LIMITED PARTNERSHIP,
a Delaware limited partnership

By:   LPC MS, Inc.,
      as manager and agent for W9/LNP
      Real Estate Limited Partnership,
      a Delaware Limited Partnership


      By:_____________________________
         Senior Vice President

      Date:___________________________


TENANT:

VIASAT, INC.,
a Delaware corporation


By:_____________________

      Gregory Monahan

Its:___________________________

Date:__________________________


By:_____________________

Its:___________________________

Date:__________________________

                                   ADDENDUM 1
                                OPTIONS TO EXTEND



This Addendum 1 ("Addendum") is incorporated as part of that certain Lease Agreement, dated for reference purposes as of March 24, 1998 (the "Lease"), by and between W9/LNP Real Estate Limited Partnership, a Delaware limited partnership ("Landlord"), and ViaSat, Inc., a Delaware corporation ("Tenant"), for the leasing by Tenant of (i) a portion of that certain site on El Camino Real, Carlsbad, California currently known as the "Hughes facility" and to be known as Lincoln Northpointe as more particularly described in Exhibit A to the Lease (the "Premises"). Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1. GRANT OF EXTENSION OPTIONS. Subject to the provisions and conditions of this Addendum, Tenant shall have the right, at its option (individually, an "Option" and collectively, the "Options"), to extend the term of the Lease for two (2) additional three (3) year periods (individually, the "First Extended Term" and the "Second Extended Term," respectively and collectively, the "Extended Terms").

2. TENANT'S OPTION NOTICES. Landlord must receive written notice from Tenant of Tenant's exercise of an Option on a date which is not more than four hundred fifty (450) days nor less than two hundred seventy (270) days prior to the end of, with respect to the First Extended Term, the initial term of the Lease or, with respect to the Second Extended Term, the First Extended Term ("Option Notice"). In the event Tenant fails to timely and properly exercise such Option for the (i) First Extended Term, all rights to both Options shall automatically lapse and terminate and shall be of no further force or effect or (ii) the Second Extended Term, all rights to the Option for the Second Extended Term shall automatically terminate and be of no further force or effect.

3. ESTABLISHING THE MONTHLY BASE RENT FOR EXTENDED TERMS. The initial monthly Base Rent for each of the Extended Terms shall be the greater of (i) four percent (4%) in excess of the monthly Base Rent for the last month of the initial term or First Extended Term, as applicable (excluding for purposes of this calculation the portion of the monthly Base Rent included in such Base Rent to amortize TI Costs between $32.50 and $35.00 per square foot), or (ii) ninety five percent (95%) of the then current market rent for similar space within the "competitive market area" of the Premises (the "Fair Rental Value") agreed upon by and between Landlord and Tenant and their agents appointed for this purpose. For purposes of this Section 3, "competitive market area" shall be conclusively deemed to be the Carlsbad office market. The "Fair Rental Value" of the Premises shall be defined to mean the current market rental value of the Premises as of the commencement of each of the Extended Terms, as applicable, taking into consideration all relevant factors, including length of term, the uses permitted under the Lease, the quality, size, design and location of the Premises, including but not limited to the condition and value of existing tenant improvements, and the monthly base rent paid by tenants for premises comparable to the Premises, located within the competitive market area of the Premises.

If Landlord and Tenant are unable to agree on the Fair Rental Value for either of the Extended Terms, as applicable, within ten (10) days of receipt by Landlord of the applicable Option Notice, Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a competent and disinterested real estate appraiser with an "MAI" designation (hereinafter "Appraiser") with at least five (5) years' full-time commercial real estate brokerage experience in the geographical area of the Premises to set the Fair Rental Value for the applicable Extended Term. If either Landlord or Tenant does not appoint an Appraiser within ten (10) days after the other party has given notice of the name of its Appraiser, the single Appraiser appointed shall be the sole Appraiser and shall set the Fair Rental Value for the applicable Extended Term. If two (2) Appraisers are appointed by Landlord and Tenant as stated in this paragraph, they shall meet promptly and attempt to set the Fair Rental Value. If the two (2) Appraisers are unable to agree within ten (10) days after the second Appraiser has been appointed, they shall attempt to select a third Appraiser, meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) Appraisers are given to set the Fair Rental Value. If they are unable to agree on the third Appraiser, either Landlord or Tenant by giving ten (10) days' notice to the other party, can apply to the Presiding Judge of the Superior Court of the county in which the Premises is located for the selection of a third Appraiser who meets the qualifications stated in this paragraph. Landlord and Tenant each shall bear one-half (1/2) of the cost of appointing the third Appraiser and of paying the third Appraiser's fee. The third Appraiser, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant. Within fifteen
(15) days after the selection of the third Appraiser, the third Appraiser shall select and specify a Fair Rental Value for the applicable Extended Term, which Fair Rental Value shall neither be higher than the highest Fair Rental Value nor lower than the lowest Fair Rental Value submitted by the first two Appraisers as the Fair Rental Value for the applicable Extended Term. If either of the first two Appraisers fails to submit their opinion of the Fair Rental Value, then the single Fair Rental Value submitted shall automatically be the monthly Base Rent for the applicable Extended Term.

Upon determination of the initial monthly Base Rent for the applicable Extended Term, pursuant to the terms outlined above, Tenant shall have a period of fifteen (15) days in which to rescind its Option Notice by delivering written notice of such rescission to the Landlord, whereupon the Option shall be deemed not to have been exercised by Tenant. In the event of such a rescission, Tenant shall pay for the entire cost of all appraisals and reimburse Landlord for any portions of such costs previously paid by Landlord. If Tenant fails to rescind its Option Notice in the manner set forth, Landlord and Tenant shall immediately execute an amendment to the Lease. Such amendment, shall set forth among other things, the initial monthly Base Rent for the applicable Extended Term, and the actual commencement date and expiration date of the applicable Extended Term, and shall otherwise be on the same terms and provisions of the Lease to the extent then applicable (by way of example only, the provisions of Exhibit B to the Lease may not be applicable during the Second Extended Term). Tenant shall have no other right to further extend the term of the Lease under this Addendum unless Landlord and Tenant otherwise expressly agree in writing.

4. INCREASES IN MONTHLY BASE RENT DURING EXTENDED TERMS. The initial monthly Base Rent in effect for the First Extended Term and Second Extended Term shall be increased effective as of the thirtieth (30th) month anniversary date following the commencement of the applicable Extended Term by the change in the Index (defined in Addendum 3) in effect one (1) month prior to the commencement of the applicable Extended Term as compared to the Index in effect one (1) month prior to such adjustment; provided, however, in no event shall such increase, on an annual basis, be less than three percent (3%) or more than five percent (5%) from the commencement of the applicable Extended Term to the adjustment date.

5. CONDITION OF PREMISES AND BROKERAGE COMMISSIONS FOR THE EXTENDED TERMS. If Tenant timely and properly exercises either or both of the Options, in accordance with the terms contained herein: (1) Tenant shall accept the Premises in its then "As-Is" condition and, accordingly, Landlord shall not be required to perform any additional improvements to the Premises; and (2) each party will solely be responsible for any and all brokerage commissions and finder's fees payable to any broker now or hereafter procured or hired by the party or who otherwise claims a commission based on any act or statement of the party in connection with the Options; and the other party shall in no event or circumstance be responsible for the payment of any such commissions and fees.

6. LIMITATIONS ON, AND CONDITIONS TO, EXTENSION OPTIONS. Each Option is personal to Tenant and may not be assigned separate from or as a part of the Lease other than to a Related Entity. At Landlord's option, all rights of Tenant under both Options shall terminate and be of no force or effect if any of the following individual events occur or any combination thereof occur: (i) Tenant has been in default at any time beyond the expiration of any applicable notice and cure periods during more than three (3) times during any twelve (12) month period in the initial term of the Lease or First Extended Term, as the case may be, or is in default in the performance of any of its obligations under this Lease beyond any applicable notice and cure periods at the time of Tenant's exercise of the then applicable Option; and/or (ii) there has occurred a substantial and adverse change in Tenant's financial condition during the initial term or First Extended Term, as then applicable; and/or (iii) Tenant has failed to exercise properly the then applicable Option described in this Addendum in a timely manner in strict accordance with the provisions of this Addendum; and/or (iv) Tenant no longer has lawful possession of the Premises under the Lease, or if the Lease has been terminated earlier, pursuant to the terms of the Lease; and/or (v) Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased twenty-five percent (25%) or more of the Premises other than to a Related Entity and/or a Business Entity.

7. TIME IS OF THE ESSENCE. Time is of the essence with respect to each and every time period set forth in this Addendum.

                                   ADDENDUM 2
                                EXPANSION OPTIONS



This Addendum 2 is incorporated as part of that certain Lease Agreement dated for reference purposes March 24, 1998, by and between ViaSat, Inc., a Delaware corporation ("Tenant") and W9/LNP Real Estate Limited Partnership, a Delaware limited partnership ("Landlord"), for the leasing by Tenant of the Premises. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1. TENANT'S OPTION TO LEASE "PHASE 2". For a period of eighteen (18) months following the Commencement Date (the "Phase 2 Option Period"), Tenant shall have the option (the "Phase 2 Option") to lease and hire from Landlord an additional approximately 60,000 square foot building with similar landscaping, recreation facilities and other amenities to be constructed (the "Phase 2 Building") on approximately 4.25 acres of land contiguous to the initial Premises described in the Lease (the "Phase 2 Land"), upon the same terms and conditions contained in the Lease and in the Work Letter, except as set forth herein (the Phase 2 Building and the Phase 2 Land are sometimes collectively referred to as "Phase 2"). Tenant shall notify Landlord of its desire to lease Phase 2, in writing, at any time within the Phase 2 Option Period (the "Phase 2 Notice"). Within ten
(10) days after Landlord's receipt of the Phase 2 Notice, Landlord and Tenant shall, acting reasonably and exercising good business judgment, agree upon the actual configuration of the Phase 2 Building (the location of which is designated as Building 5 on the "Phase II Site Plan" attached hereto and incorporated herein as Schedule 1). Within ten (10) days after Substantial Completion of the Phase 2 Building, the parties shall execute a new lease substantially similar to this Lease, including without limitation, a lease which includes a provision substantially similar to Section 31.4 of this Lease and with a Project Schedule with substantially the same time periods as set forth in
Exhibit 5 to the Work Letter (but, for example, such new lease shall not contain any expansion options beyond those in this original Lease). Such new lease shall, among other things, set forth the following: (i) Base Rent for Phase 2, as agreed upon by the parties pursuant to Section 3 below, (ii) the term of the Lease for Phase 2, which term shall be ten (10) years from the date of Substantial Completion of the Shell Improvements and Tenant Improvements for the Phase 2 Building except as set forth in Section 5 below, (iii) the actual square footage of the Phase 2 Building, (iv) the security deposit for such lease shall be seventy five thousand dollars ($75,000.00), and (v) a default under any one or more of this Lease, the lease for Phase 2 or the lease for Phase 3 (collectively, "Phase Leases") shall constitute a default under each of the other Phase Leases, so long as the identity of the landlord under each Phase Lease is the same; and, in the event the identity of the landlord under any two
(2) of the Phase Leases is the same, a default under one of such Phase Leases shall constitute a default under the other Phase Lease; and, in the event the identity of the landlord is different under each Phase Lease, a default under any Phase Lease shall not be a default under any other Phase Lease. Landlord shall provide Tenant with a Tenant Improvement Allowance for TI Costs of up to $26.00 per square foot. Landlord shall provide Tenant up to an additional $5.00 per square foot for TI Costs provided (a) such additional $5.00 per square foot shall be amortized over the term of the Lease for Phase 2 at an interest rate equal to twelve percent (12%) per annum, and (b) that, at the date of Landlord's receipt of the Phase 2 Notice, Tenant's net worth and net operating income shall not have decreased from such net worth and net operating income as of the Lease Date.

           If Tenant does not exercise the Phase 2 Option within twelve (12) months following the Commencement Date, from and after the commencement of the thirteenth (13th) month following the Commencement Date, Tenant shall pay Landlord, on a monthly basis as additional rent and option consideration, an amount equal to interest of eleven percent (11%) per annum (compounded) on the land value of the Phase 2 Land. Such value shall be determined by multiplying the square footage of the Phase 2 Land by Seven Dollars and Eighty-two Cents ($7.82). In the event Tenant timely exercises the Phase 2 Option, such additional rent and option payments shall continue until commencement of construction of the Shell Improvements for the Phase 2 Building. In the event Tenant fails to timely exercise the Phase 2 Option or informs Landlord prior to the expiration of the Phase 2 Option Period that Tenant shall not elect the Phase 2 Option, such additional rent and option payments shall continue until the expiration of the Phase 2 Option Period unless Tenant terminates the Phase 2 Option by written notice to Landlord prior to the Commencement Date, in which case no such payments shall be required to be made by Tenant.

2. TENANT'S OPTION TO LEASE "PHASE 3". Provided Tenant has timely and properly exercised the Phase 2 Option, Tenant shall have, for a period of twenty-four
(24) months following the Commencement Date (the "Phase 3 Option Period"), the option (the "Phase 3 Option") to lease and hire from Landlord an additional approximately 60,000 square foot building and the Work Letter to be constructed (the "Phase 3 Building") on approximately 4.25 acres of land contiguous to the initial Premises and/or the Phase 2 Land (the "Phase 3 Land"), upon the same terms and conditions contained in the Lease with similar landscaping, recreation facilities and other amenities, except as set forth herein (the Phase 3 Building and the Phase 3 Land are sometimes collectively referred to as "Phase 3"). Tenant shall notify Landlord of its desire to lease Phase 3, in writing, at any time within the Phase 3 Option Period (the "Phase 3 Notice"). Within ten (10) days after Landlord's receipt of the Phase 3 Notice, Landlord and Tenant shall, acting reasonably and exercising good business judgment, agree upon the actual configuration of the Phase 3 Building (the location of which is designated as Building 4 on the "Phase III Site Plan" attached hereto and incorporated herein as Schedule 2). Within ten (10) days after Substantial Completion of the Phase 3 Building, the parties shall execute a new lease substantially similar to this Lease, including without limitation, a lease which includes a provision substantially similar to Section 31.4 of this Lease (but, for example, such new lease shall not contain any expansion options beyond those in this original Lease) setting forth the following: (i) Base Rent for Phase 3, as agreed upon by the parties pursuant to Section 3 below, (ii) the term of the Lease for Phase 3, which term shall be ten (10) years from the date of Substantial Completion of the Shell Improvements and Tenant Improvements for the Phase 3 Building except as set forth in Section 5 below, (iii) the actual square footage of the Phase 3 Building, (iv) the security deposit for such lease shall be seventy five thousand dollars ($75,000.00), and (v) a default under any one or more of the Phase Leases shall constitute a default under each of the other Phase Leases, so long as the identity of the landlord under each Phase Lease is the same; and, in the event the identity of the landlord under any two
(2) of the Phase Leases is the same, a default under one of such Phase Leases shall constitute a default under the other Phase Lease; and, in the event the identity of the landlord is different under each Phase Lease, a default under any Phase Lease shall not be a default under any other Phase Lease. Landlord shall provide Tenant with a Tenant Improvement Allowance for TI Costs of up to $26.00 per square foot. Landlord shall provide Tenant up to an additional $5.00 per square foot for TI Costs provided (a) such additional $5.00 per square foot shall be amortized over the term of the Lease for Phase 3 at an interest rate equal to twelve percent (12%) per annum, and (b) that, at the date of Landlord's receipt of the Phase 3 Notice, Tenant's net worth and net operating income shall not have decreased from such net worth and net operating income as of the Lease Date.

          If Tenant does not exercise the Phase 3 Option within twelve (12) months following the Commencement Date, from and after the commencement of the thirteenth (13th) month following the Commencement Date, Tenant shall pay Landlord, on a monthly basis as additional rent and option consideration, an amount equal to interest of eleven percent (11%) per annum on the land value of the Phase 3 Land. Such value shall be determined by multiplying the square footage of the Phase 3 Land by Seven Dollars and Eighty-two Cents ($7.82). In the event Tenant timely exercises the Phase 3 Option, such additional rent and option payments shall continue until commencement of construction of the Shell Improvements for the Phase 3 Building. In the event Tenant fails to timely exercise the Phase 3 Option or informs Landlord prior to the expiration of the Phase 3 Option Period that Tenant shall not elect the Phase 3 Option, such additional rent and option payments shall continue until the expiration of the Phase 3 Option Period unless Tenant terminates the Phase 3 Option by written notice to Landlord prior to the Commencement Date, in which case no such payments shall be required to be made by Tenant.

3. BASE RENT FOR PHASE 2 AND/OR PHASE 3. Initial monthly Base Rent for Phase 2 shall be One Dollar and Nineteen Cents ($1.19) per square foot per month. Initial monthly Base Rent for Phase 3, if exercised within the Phase 2 Option Period, shall be One Dollar and Nineteen Cents ($1.19) per square foot per month; if Tenant exercises the Phase 3 Option after the expiration of the Phase 2 Option Period, the initial monthly Base Rent for Phase 3 shall be One Dollar and Twenty-three Cents ($1.23) per square foot per month. These initial monthly Base Rent amounts shall not be altered except as follows: (i) in the event that the Ten (10) Year Treasury Note Rate increases by more than 200 basis points from five and 59 one hundreds percent (5.59%) (which is the Ten (10) Year Treasury Note Rate as of the Lease Date) to the date of either the Phase 2 Notice or the Phase 3 Notice, as applicable, monthly Base Rent shall be increased as follows: because the Base Rent has been calculated on an eleven percent (11%) per annum return to Landlord, the Base Rent shall be adjusted upward to calculate the return to Landlord at a rate equal to eleven percent (11%) per annum plus the number of basis points in excess of 200 basis points by which the ten (10) year Treasury Note Rate increases from the Lease Date to the date of the Phase 2 Notice and/or Phase 3 Notice, as applicable, and/or (ii) in the event that Tenant requests any changes to Landlord's Plans (as defined in Exhibit B to the Lease) for such Phase (and the parties anticipate that Landlord's Plans for Phase 2 and Phase 3 shall be identical to Landlord's Plans for the two (2) "engineering buildings" constituting a portion of the Premises) and such changes increase the construction costs in either Phase, the Base Rent shall be increased such that Landlord shall receive a return on such increased costs of an amount equal to eleven percent (11%) per annum or if such changes decrease the construction costs, the Base Rent shall decrease by an amount calculated in the same manner.

4. INCREASES IN BASE RENT. Base Rent shall increase on the 30th, 60th and 90th month anniversary dates following the applicable commencement date of the Phase by the annual change in the Index, as more specifically set forth in Addendum 3 to the Lease. Notwithstanding the foregoing, in no event shall each percentage increase, on an annual basis, be less than three percent (3%) or more than five percent (5%).

5. TENANT'S OPTION TO MAKE LEASE TERM CO-TERMINUS WITH THE PHASE 2 BUILDING AND/OR PHASE 3 BUILDING LEASES. Tenant shall have the option, exercisable with Tenant's delivery of the (i) Phase 2 Notice, to elect that the term of the lease for the Premises be co-terminus with the term of the lease for Phase 2 and (ii) Phase 3 Notice, to elect that the term of the Lease for the Premises and Phase 2 be co-terminus with the term of the lease for Phase 3. If Tenant makes either of such elections,

Base Rent shall be increased on the 120th month anniversary date of the Commencement Date in the same manner as such Base Rent was increased on the thirtieth (30th), sixtieth (60th) and ninetieth (90th) month anniversary dates of the Commencement Date of the Lease and as otherwise set forth in Addendum 3 to this Lease. Tenant's Options to Extend the Term of this Lease shall be applicable to the leases for Phase 2 and Phase 3, provided in no event shall the expiration date of any lease for any Phase (including this Lease) be later than the date which is sixteen (16) years from the Commencement Date (as defined in this Lease).

6. FAILURE TO CONSTRUCT.

          A. The parties acknowledge that the Tenant's ability to expand into the Phase 2 Building and the Phase 3 Building is of material consideration to Tenant under this Lease; provided, however, the parties further acknowledge that Landlord may determine (in Landlord's reasonable business judgment) that it would not be commercially reasonable for the Landlord to construct the applicable Phase at the time Tenant exercises its option for the applicable Phase. Landlord shall notify Tenant of such determination within sixty (60) days following Tenant's notice. In the event Landlord fails to commence to construct either Phase 2 or Phase 3, by ten (10) months after receipt of either the Phase 2 Notice or the Phase 3 Notice and upon the terms and conditions contained in this Addendum 2, then Tenant shall have the option to purchase the Phase 2 Land or the Phase 3 Land, as then applicable, at the Fair Market Value (defined below); and, in the event Tenant actually consummates the purchase of the Phase 2 Land or Phase 3 Land, as applicable, Tenant shall receive a credit against the purchase price for the applicable Phase in the amount of the consideration previously paid to Landlord (and described in Sections 1 and 2 of this Addendum
2) for such Phase. Tenant shall have a period of thirty (30) days from receipt of Landlord's written notice that Landlord is unable to construct the applicable Phase in order to determine whether Tenant will purchase the applicable Phase and the parties shall have thirty (30) days thereafter to agree upon the purchase price for the Phase 2 Land or Phase 3 Land, as then applicable, and to enter into a definitive agreement. If the parties are unable to agree upon the purchase price for the Phase 2 Land or Phase 3 Land, as then applicable, it shall be determined in the same manner and under the same time frames set forth in the second paragraph of Section 3 of Addendum 1 (and no other Section or paragraph of Addendum 1 shall be applicable hereto) of this Lease for determination of Fair Rental Value (as defined in Addendum 1); provided, however, Landlord and Tenant agree that, with respect to (i) Phase 2, in no event shall the purchase price for the Phase 2 Land be less than thirteen dollars ($13.00) or more than eighteen dollars ($18.00) per square foot of the Phase 2 Land and (ii) Phase 3, in no event shall the purchase price for the Phase 3 Land be less than fourteen dollars ($14.00) or more than nineteen dollars ($19.00) per square foot of the Phase 3 Land. The purchase price determined by the MAI appraisers, subject to the immediately preceding sentence, shall be deemed to be the "Fair Market Value" of the Phase 2 Land or Phase 3 Land, as applicable. In the event Tenant shall not desire to purchase the Phase 2 Land or Phase 3 Land, as applicable, after the purchase price for the Phase 2 Land or Phase 3 Land, as applicable, is determined pursuant to the arbitration procedure described above, Tenant shall have the right, by written notice delivered to Landlord within fifteen (15) days of such determination (or such right shall be null and void and of no further force or effect), to rescind Tenant's exercise of the applicable option to purchase; provided, however, in the event Tenant rescinds the exercise of Tenant's option to purchase the Phase 2 Land, Tenant shall have no further right whatsoever to exercise Tenant's option to purchase the Phase 3 Land and such option to purchase with respect to the Phase 3 Land shall be null and void and of no further force or effect.

          B. IN CONSIDERATION OF LANDLORD GRANTING TENANT THE OPTION TO PURCHASE THE PHASE 2 LAND AND PHASE 3 LAND AS SET FORTH IN THIS SECTION 6, TENANT ACKNOWLEDGES AND EXPRESSLY AGREES THAT, IF LANDLORD DETERMINES (IN LANDLORD'S REASONABLE BUSINESS JUDGMENT) THAT IT WOULD NOT BE COMMERCIALLY REASONABLE FOR LANDLORD TO CONSTRUCT THE PHASE 2 BUILDING AND/OR PHASE 3 BUILDING, AS APPLICABLE, AND LANDLORD FAILS TO SO CONSTRUCT THE PHASE 2 BUILDING AND/OR PHASE 3 BUILDING, AS APPLICABLE, THEN AND ONLY THEN (I) IN NO EVENT OR CIRCUMSTANCE SHALL TENANT, ANY OF TENANT'S REPRESENTATIVES OR ANY SUCCESSOR, ASSIGN AND/OR AFFILIATE THEREOF HAVE THE RIGHT OR ABILITY TO BRING ANY LEGAL OR EQUITABLE ACTION, PROCEEDING OR SUIT (INCLUDING ANY ARBITRATION) OF ANY KIND OR NATURE AGAINST LANDLORD, THE INDEMNITEES (AS DEFINED IN SECTION 14 OF THE LEASE) OR ANY SUCCESSOR, ASSIGN OR AFFILIATE THEREOF FOR LANDLORD'S FAILURE TO CONSTRUCT THE BUILDINGS AND (II) TENANT'S SOLE AND EXCLUSIVE REMEDY FOR SUCH FAILURE OF LANDLORD SHALL BE THE EXERCISE BY TENANT OF THE OPTION(S) TO PURCHASE DESCRIBED IN THIS SECTION 6. SUCH REMEDY SHALL CONSTITUTE AND BE DEEMED TO BE THE AGREED AND LIQUIDATED DAMAGES OF TENANT, INTENDED NOT AS A PENALTY OR FORFEITURE WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT AS FULL LIQUIDATED DAMAGES PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677 AND THE SOLE AND EXCLUSIVE REMEDY OF TENANT AT LAW OR IN EQUITY FOR LANDLORD'S FAILURE TO CONSTRUCT THE PHASE 2 BUILDING AND/OR PHASE 3 BUILDING AND
(III)

TENANT WAIVES AND RELEASES ANY RIGHTS THAT TENANT MAY HAVE UNDER
CALIFORNIA CIVIL CODE SECTIONS 1680 AND 3389 EXCEPT TO THE EXTENT NECESSARY TO ENFORCE THE LIQUIDATED DAMAGES. IN PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS MADE.

        LANDLORD'S INITIALS ____                 TENANT'S INITIALS ____


7. APPLICABLE PROVISIONS OF ADDENDUM 1. Section 5(2), Section 6 and Section 7 of Addendum 1 of this Lease shall be applicable to the Phase 2 Option and Phase 3 Option, and such provisions shall be deemed to be fully incorporated into this Addendum 2, except the references to "initial term" and "First Extended Term," respectively, shall be replaced with "Phase 2 Option Period" and "Phase 3 Option Period," respectively.

                                   ADDENDUM 3
                            ADJUSTMENTS TO BASE RENT


This Addendum 3 ("Addendum") is incorporated as part of that certain Lease Agreement, dated for reference purposes as of March 24, 1998 (the "Lease"), by and between W9/LNP Real Estate Limited Partnership, a Delaware limited partnership ("Landlord"), and ViaSat, Inc., a Delaware corporation ("Tenant"), for the leasing by Tenant of the Premises. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

The following provision shall be added to and incorporated in the above-referenced Lease. Any capitalized terms used herein, and not otherwise defined herein, shall have the meaning ascribed to such terms as set forth in the Lease. In the event of any inconsistencies between the terms and provisions of this Addendum 3 and the Lease, the terms and provisions of this Addendum 3 shall control.

The monthly rent payable by Tenant to Landlord, as set forth in this Lease, shall be adjusted effective on the first (1st) day of the (i) thirtieth (30th), sixtieth (60th) and ninetieth (90th) month anniversary dates of the Commencement Date of this Lease (and one hundred twentieth (120th) month in the event Tenant makes either of the elections described in Addendum 2, Paragraph 5 of this Lease) and (ii) thirtieth (30th) month anniversary date following the commencement of the applicable Extended Term, if any, of this Lease (each an "Adjustment Date"), in accordance with the percentage increase, if any, in the "Consumer Price Index for Urban Wage Earners and Clerical Workers (CPI-W) for Los Angeles-Riverside-Orange County, California" (Base: 1982-1984=100), as published by the United States Department of Labor, Bureau of Labor Statistics ("Index").

The monthly rent payable on each Adjustment Date shall be the product of the monthly rent in effect on the last day preceding each Adjustment Date and the fraction described below. The denominator of such fraction shall be the Index in effect one (1) month prior to the first day of the initial term of the Lease or the last adjustment date, as the case may be ("Base Index"). The numerator of such fraction shall be the Index in effect one (1) month prior to the last day preceding each Adjustment Date ("Adjustment Index"). The monthly rent shall be increased and paid thereafter in accordance with the percentage increase, if any, between such Indices; provided, however, in no event shall such increase, on an annual basis, be less than three percent (3%) or more than five percent (5%).

Should said Bureau discontinue the publication of the above Index, or the compilation of the Index be materially altered, or publish the same less frequently, or vary the method of calculation of same, or alter the same in some other manner, then Landlord shall adopt a substitute index which is most nearly the same or substitute procedure which reasonably reflects and monitors consumer prices, and shall be used to make such calculation. If the Index is changed so that the base year differs from that in effect when the term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics, or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice Hall, Inc. or by any other nationally recognized publisher of similar statistical information. In the event the compilation and/or publication of the Index shall be discontinued or materially altered, then the index most nearly the same as the Index shall be used to make such calculation. In the event the Landlord and Tenant cannot agree on such alternative Index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of the said Association and a decision of the arbitrators as to the applicable Index shall be binding upon the parties. The cost of said arbitrator shall be paid equally by the Landlord and Tenant.

References herein to the term "monthly rent" shall, for purposes of all applicable provisions of this Lease, mean Base Rent and be synonymous therewith.

         Example:


                    Hypothetical Facts:
                    -------------------
                    Lease Commencement Date or
                          Last Adjustment Date:    9/1/92
                    Adjustment Date:               9/1/93
                    Monthly rent in effect:        8/31/93 - $2,000.00
                    Base Index:                    July, 1992 - 410.0
                    Adjustment Index:              July, 1993 - 430.0

                    Adjusted Rent Calculation:
                    -------------------------
                    Ratio of Indices:              430.0 = 1.0488 or 4.88%
                                                   410.0
                    Adjusted monthly rent:         $2,000.00 x 4.88% = $2,097.60

                                   ADDENDUM 4
                        RIGHT OF FIRST OFFER TO PURCHASE



This Addendum 4 is incorporated as a part of that certain Lease Agreement dated March 24, 1998 by and between ViaSat, Inc., a Delaware corporation ("Tenant"), and W9/LNP Real Estate Limited Partnership, a Delaware limited partnership ("Landlord"), for the leasing of the Premises. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

Tenant shall have a one time right of first offer ("Right of First Offer") to purchase any portion of the Premises which constitutes a separate legal lot including Phase 2 and Phase 3 which Landlord has elected to sell. Tenant's Right of First Offer, as granted herein, shall be void if (i) Tenant has been in default in the performance of any of Tenant's obligations under the Lease more than three (3) times in any twelve (12) month period, or (ii) on the date of Landlord's Availability Notice (defined below) Tenant is then in default in the performance of any of its obligations under the Lease or (iii) the Premises or any portion thereof has been assigned or subleased at the time this Right of First Offer is offered other than to a Related Entity and/or a Business Entity.

Provided the above conditions are satisfied, and Landlord desires to sell any portion of the Premises which constitutes a separate legal lot, Landlord shall give Tenant written notice of such desire and the amount Landlord is willing to offer the Premises for sale ("Landlord's Availability Notice") and Tenant shall have the right to exercise Tenant's Right of First Offer. Tenant shall have a period of seven (7) days following receipt of Landlord's Availability Notice to advise Landlord of Tenant's interest in the portion of the Premises which were the subject of Landlord's Availability Notice ("Tenant's Offer"), which Tenant's Offer shall contain all of the terms and conditions on which Tenant is willing and able to purchase the Building(s). If Tenant fails to deliver to Landlord such advisement within the time specified herein, it shall be deemed that (i) Tenant has elected not to offer to purchase the Building(s); (ii) Landlord may thereafter enter into negotiations with any person or entity and/or negotiate and consummate an agreement to sell the Building(s) with any person or entity on any terms and conditions Landlord, in its sole and absolute discretion, shall deem desirable; and (iii) all rights under this Right of First Offer shall terminate and be of no further force or effect. Time is of the essence herein.

In the event Tenant's Offer is acceptable to Landlord, Tenant and Landlord shall have twenty-one (21) days after Tenant's receipt of Landlord's written acceptance of such terms and conditions in which to exclusively negotiate and enter into a purchase and sale agreement for the Building(s). In the event Tenant's Offer is not acceptable to Landlord, Landlord shall have the right, within the above-referenced fourteen (14) day period, to either (i) reject Tenant's Offer (in which case Landlord may thereafter enter into negotiations with any person or entity and/or negotiate and consummate an agreement to sell the Building(s) with any person or entity on any terms and conditions Landlord, in its sole and absolute discretion, shall deem desirable, and all rights under this Right of First Offer shall terminate and be of no further force or effect) or (ii) counter Tenant's Offer ("Counteroffer") and Tenant shall have a period of ten (10) days after receipt of the Counteroffer in which to accept or reject such Counteroffer. In the event Tenant accepts such Counteroffer within the above-referenced ten (10) day period with no changes, modifications or amendments, Landlord and Tenant shall have a period of twenty-one (21) days after Landlord's receipt of Tenant's written acceptance of such Counteroffer in which to exclusively negotiate and enter into a purchase and sale agreement for the Building(s). In the event (a) Landlord accepts Tenant's Offer, as described in the first and second sentences of this paragraph, but Landlord and Tenant are unable to reach agreement within the above-referenced twenty-one (21) day period, (b) Tenant rejects the Counteroffer or does not respond to the Counteroffer, (c) Tenant makes any changes, modifications or amendments to the Counteroffer or, (d) following Tenant's acceptance of Landlord's Counteroffer, Landlord and Tenant are unable to enter into a purchase and sale agreement within the above-referenced twenty-one (21) day period, it shall be deemed that
(i) Tenant has elected not to purchase the Building(s); (ii) Landlord may thereafter enter into negotiations with any person or entity and/or negotiate and consummate an agreement to sell the Building(s) with any person or entity on any terms and conditions Landlord, in its sole and absolute discretion, shall deem desirable; and (iii) all rights under this Right of First Offer shall terminate and be of no further force or effect.

This Right of First Offer is personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as a part of the Lease. Notwithstanding the foregoing, Tenant may acquire the Buildings with a partner or other joint venture entity in which Tenant is a member, and/or cause a third party to acquire the Buildings as long as Tenant remains in compliance with the above conditions to this Right of First Offer.

Upon consummation of the purchase and sale of the Building(s) to Tenant, this Lease shall terminate and be of no further force or effect. In the event the Building(s) are sold to any person or entity other than Tenant during the initial term or extended term of this Lease, Tenant shall remain in possession of the Premises subject to the terms, covenants, conditions and provisions of this Lease.

Landlord and Tenant represent and warrant to the other that no person or entity shall be entitled to a brokerage or real estate commission of any kind in connection with the subject matter of this Addendum 4.


                                       1